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                    FIRST AMENDED AND RESTATED AGREEMENT OF
                LIMITED PARTNERSHIP OF PREIT ASSOCIATES, L.P.,
                        a Delaware limited partnership




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                               TABLE OF CONTENTS


                                                                           Page


ARTICLE I  DEFINED TERMS...................................................  1

ARTICLE II  ORGANIZATIONAL MATTERS......................................... 17
         SECTION 2.1       ORGANIZATION.................................... 17
         SECTION 2.2       NAME............................................ 17
         SECTION 2.3       REGISTERED OFFICE AND AGENT; PRINCIPAL
                           OFFICE.......................................... 17
         SECTION 2.4       TERM............................................ 18
         Section 2.5       PARTNERSHIP ASSETS.............................. 18
         Section 2.6       OFFICERS........................................ 18
         Section 2.7       LIMITATION ON LIABILITY OF PERSONS
                           RELATED TO PARTNERS............................. 19

ARTICLE III  PURPOSE....................................................... 19
         SECTION 3.1       PURPOSE AND BUSINESS............................ 19
         SECTION 3.2       POWERS.......................................... 19
         SECTION 3.3       PARTNERSHIP ONLY FOR PURPOSES SPECIFIED......... 20

ARTICLE IV  PARTNER INTERESTS; DEBT SECURITIES............................. 20
         SECTION 4.1       IN GENERAL...................................... 20
         SECTION 4.2       CLASS A AND B LIMITED PARTNER INTERESTS;
                           GENERAL PARTNER INTERESTS....................... 21
         SECTION 4.3       CREATION AND ISSUANCE OF ADDITIONAL
                           CLASSES AND SERIES OF PARTNER INTERESTS......... 22
         SECTION 4.4       OTHER PROVISIONS RELATING TO ALL CLASSES
                           AND SERIES OF PARTNER INTERESTS................. 22

ARTICLE V  CAPITAL CONTRIBUTIONS........................................... 23
         SECTION 5.1       GENERAL PARTNER CAPITAL CONTRIBUTIONS........... 23
         SECTION 5.2       LIMITED PARTNER CAPITAL CONTRIBUTIONS........... 23
         SECTION 5.3       ISSUANCE OF ADDITIONAL CLASS A UNITS............ 24
         SECTION 5.4       ADDITIONAL PARTNER CONTRIBUTIONS................ 25
         SECTION 5.5       ADDITIONAL LIMITED PARTNERS..................... 25
         SECTION 5.6       NO INTEREST; NO RETURN.......................... 26
         SECTION 5.7       NO PREEMPTIVE RIGHTS; NO MANDATORY
                           ADDITIONAL CAPITAL CONTRIBUTIONS................ 26

ARTICLE VI  DISTRIBUTIONS.................................................. 26
         SECTION 6.1       DISTRIBUTIONS................................... 26
         SECTION 6.2       DISTRIBUTIONS IN KIND........................... 27
         SECTION 6.3       AMOUNTS WITHHELD................................ 27
         SECTION 6.4       DISTRIBUTIONS UPON LIQUIDATION.................. 27
         SECTION 6.5       RESTRICTED DISTRIBUTIONS........................ 27
         Section 6.6       RELIANCE INSURANCE CLAIM........................ 28



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ARTICLE VII  ALLOCATIONS AND TAX AND ACCOUNTING MATTERS..................... 28
         SECTION 7.1       TIMING AND AMOUNT OF ALLOCATIONS OF NET
                           INCOME AND NET LOSS.............................. 28
         SECTION 7.2       ALLOCATIONS...................................... 28

ARTICLE VIII  MANAGEMENT AND OPERATIONS OF BUSINESS......................... 28
         SECTION 8.1       MANAGEMENT....................................... 28
         SECTION 8.2       CERTIFICATE OF LIMITED PARTNERSHIP............... 32
         SECTION 8.3       RESTRICTIONS ON GENERAL PARTNER'S
                           AUTHORITY........................................ 33
         SECTION 8.4       REIMBURSEMENT OF THE GENERAL PARTNER............. 36
         SECTION 8.5       CONTRACTS WITH AFFILIATES; OTHER
                           BUSINESS......................................... 38
         SECTION 8.6       INDEMNIFICATION OF GENERAL PARTNER AND
                           OTHER COVERED PERSONS............................ 39
         SECTION 8.7       LIABILITY OF THE GENERAL PARTNER AND
                           OTHER COVERED PERSONS............................ 41
         SECTION 8.8       OTHER MATTERS CONCERNING THE GENERAL
                           PARTNER AND OTHER PERSONS........................ 43
         SECTION 8.9       RELIANCE BY THIRD PARTIES........................ 44

ARTICLE IX  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS...................... 45
         SECTION 9.1       LIMITATION OF LIABILITY.......................... 45
         SECTION 9.2       OUTSIDE ACTIVITIES OF LIMITED PARTNERS........... 45
         SECTION 9.3       RETURN OF CAPITAL................................ 46
         SECTION 9.4       RIGHTS OF LIMITED PARTNERS RELATING TO
                           THE PARTNERSHIP.................................. 46
         SECTION 9.5       REDEMPTION RIGHTS OF CLASS A AND CLASS B
                           UNITS............................................ 47
         SECTION 9.6       ADJUSTMENTS...................................... 53
         SECTION 9.7       CERTAIN COVENANTS................................ 54
         SECTION 9.8       PARTNERSHIP RIGHT TO CALL LIMITED PARTNER
                           INTERESTS........................................ 54
         SECTION 9.9       REPURCHASE OF UNITS.............................. 55

ARTICLE X  BOOKS, RECORDS, ACCOUNTING AND REPORTS........................... 56
         SECTION 10.1      RECORDS AND ACCOUNTING........................... 56
         SECTION 10.2      FISCAL YEAR...................................... 56
         SECTION 10.3      REPORTS.......................................... 56

ARTICLE XI  TAX MATTERS..................................................... 57
         SECTION 11.1      PREPARATION OF TAX RETURNS....................... 57
         SECTION 11.2      TAX ELECTIONS.................................... 57
         SECTION 11.3      TAX MATTERS PARTNER.............................. 57
         SECTION 11.4      WITHHOLDING...................................... 59

ARTICLE XII  TRANSFERS AND WITHDRAWALS...................................... 60
         SECTION 12.1      TRANSFER......................................... 60
         SECTION 12.2      TRANSFER OF GENERAL PARTNER'S PARTNER
                           INTEREST......................................... 60
         SECTION 12.3      TRANSFER OF LIMITED PARTNER UNITS................ 61

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         SECTION 12.4      SUBSTITUTED LIMITED PARTNERS.....................63
         SECTION 12.5      ASSIGNEES........................................64
         SECTION 12.6      GENERAL PROVISIONS...............................64

ARTICLE XIII  ADMISSION OF PARTNERS.........................................67
         SECTION 13.1      ADMISSION OF SUCCESSOR GENERAL PARTNER...........67
         SECTION 13.2      ADMISSION OF ADDITIONAL LIMITED PARTNERS.........67
         SECTION 13.3      AMENDMENT OF AGREEMENT AND CERTIFICATE OF
                           LIMITED PARTNERSHIP..............................68
         SECTION 13.4      ADMISSION OF INITIAL LIMITED PARTNERS............68

ARTICLE XIV  DISSOLUTION, LIQUIDATION AND TERMINATION.......................68
         SECTION 14.1      DISSOLUTION......................................68
         SECTION 14.2      WINDING UP.......................................69
         SECTION 14.3      RIGHTS OF LIMITED PARTNERS.......................71
         SECTION 14.4      NOTICE OF DISSOLUTION............................71
         SECTION 14.5      CANCELLATION OF CERTIFICATE OF LIMITED
                           PARTNERSHIP......................................71
         SECTION 14.6      REASONABLE TIME FOR WINDING-UP...................71
         SECTION 14.7      ACCOUNTING.......................................72

ARTICLE XV  PROCEDURES FOR ACTIONS AND CONSENTS
                                       OF PARTNERS; MEETINGS................72
         SECTION 15.1      PROCEDURES FOR ACTIONS AND CONSENTS OF
                           PARTNERS.........................................72
         SECTION 15.2      MEETINGS OF THE PARTNERS.........................72

ARTICLE XVI  GENERAL PROVISIONS.............................................73
         SECTION 16.1      ADDRESSES AND NOTICE.............................73
         SECTION 16.2      TITLES AND CAPTIONS..............................73
         SECTION 16.3      PRONOUNS AND PLURALS.............................73
         SECTION 16.4      FURTHER ACTION...................................74
         SECTION 16.5      BINDING EFFECT...................................74
         SECTION 16.6      WAIVER...........................................74
         SECTION 16.7      COUNTERPARTS.....................................74
         SECTION 16.8      APPLICABLE LAW...................................75
         SECTION 16.9      ENTIRE AGREEMENT.................................75
         SECTION 16.10     INVALIDITY OF PROVISIONS.........................75
         SECTION 16.11     LIMITATION TO PRESERVE REIT STATUS...............75
         SECTION 16.12     NO PARTITION.....................................76
         SECTION 16.13     POWER OF ATTORNEY................................76
         SECTION 16.14     NO THIRD-PARTY RIGHTS CREATED HEREBY.............78
         SECTION 16.15     AMENDMENT........................................78


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EXHIBITS AND SCHEDULES


Exhibit A             Partners and Addresses
Exhibit B             Allocations
Exhibit C             Contribution Agreements
Exhibit D             Notice of Redemption
Exhibit E             Partnership Unit Certificate
Exhibit F             Excluded PREIT Assets and Properties


Schedule I            List of TRO Shareholders and Debtholders
                      (Section 5.3(i))

Schedule II           Hillview Contributors (Section 5.3(ii))

Schedule III          Predevelopment Contributors (Section 5.3(iii))

Schedule IV           Northeast Contributors (Section 5.3(iv))

Schedule V            Consent Required to Sell Certain
                      Partnership Properties (Section 8.3B)

Schedule VI           Non-Continuing TRO Shareholders (Section 9.5.K)

Schedule VII          List of Partners with Certain Redemption
                      Rights (Section 9.5.M)


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                          FIRST AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                            PREIT ASSOCIATES, L.P.


                  THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PREIT ASSOCIATES, L.P., dated as of September 30, 1997 (the "Effective Date"), is entered into by and among Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust ("PREIT"), as the initial General Partner, and the Persons whose names are set forth on Exhibit A as attached hereto, as the Limited Partners as of the date hereof.

                                   RECITALS:

                  By an Agreement of Limited Partnership dated June 30, 1997 (the "Original Partnership Agreement") and a Certificate of Limited Partnership dated June 30, 1997, filed in the office of the Delaware Secretary of State on June 30, 1997, PREIT, as General Partner, and PREIT Property Trust, a Pennsylvania business trust, all of the beneficial interests of which are held by PREIT ("PREIT Sub"), as the Limited Partner, formed the Partnership pursuant to the Act. Now, the General Partner and the Limited Partners named in Exhibit A hereto, including PREIT Sub, wish to amend and restate in its entirety the Agreement and continue the Partnership as a limited partnership formed under the Act for the purpose of owning and operating the business of the Partnership as hereinafter set forth with the General Partner as the sole general partner and the Limited Partners named on Exhibit A as the limited partners as of the date hereof.

                  NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto, intending to be legally bound, hereby amend and restate the Original Partnership Agreement in its entirety and hereby agree as follows:

                            ARTICLE I DEFINED TERMS

                  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

                  "ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq., as it may be amended from time to time, and any successor to such statute.

                  "ACTIONS" has the meaning set forth in Section 8.6 hereof.

                  "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner after the date hereof



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pursuant to the terms of this Agreement and who is shown as such on the books and records of the Partnership.

                  "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (a) decrease such deficit by any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner's Partner Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (b) increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                  The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGREEMENT" means this First Amended and Restated Agreement of Limited Partnership of PREIT ASSOCIATES, L.P., as it may be amended, supplemented or restated from time to time.

                  "APPRAISAL" means, with respect to any assets (including, without limitation, securities), the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

                  "ASSIGNEE" means a Person to whom one or more Limited Partner Interests have been Transferred in a manner permitted under this Agreement, but who has not become a Limited Partner.

                  "AVAILABLE CASH" means, with respect to any period for which such calculation is being made:

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                  (a) all cash received by the Partnership from any source
(including borrowings by the Partnership, cash Capital Contributions and proceeds of the sale, exchange or other disposition of all or portions of the Partnership's assets) and any cash released from working capital, capital replacement, debt repayment or other reserves, less

                  (b) cash expended, reserved or required for:

                           (i) debts and expenses, interest and principal
payments on any indebtedness, capital expenditures, taxes and fees,

                           (ii) investments in the acquisition, development,
construction, expansion or redevelopment of real estate or personal property appurtenant thereto, or entities which hold direct or indirect interests in real estate or such personal property, or

                           (iii) other requirements of the Partnership, in
each case as determined by the General Partner. Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

                  "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which the American or New York Stock Exchange or the NASDAQ Stock Market is closed.

                  "CAPITAL ACCOUNT" means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership's books and records in accordance with the following provisions:

                  (a) To each Partner's Capital Account, there shall be added such Partner's Capital Contributions, such Partner's distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 2 of Exhibit B hereof, and the principal amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

                  (b) From each Partner's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 2 of Exhibit B hereof, and the principal amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

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                  (c) In the event any interest in the Partnership is
Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred interest.

                  (d) In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                  (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification provided that such modification will not affect adversely the amounts distributable to any Partner without such Partner's Consent. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

                  "CAPITAL CONTRIBUTION" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes to the Partnership pursuant to this Agreement, as the same may be adjusted pursuant to subsection (E) of the definition of "Gross Asset Value."

                  "CASH AMOUNT" means an amount of cash equal to the product of (x) the Value of a share of Common Stock and (y) the REIT Shares Amount, each determined as of the applicable Valuation Date.

                  "CERTIFICATE" means the Certificate of Limited Partnership of the Partnership as filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

                  "CHARTER" means the organizational document or documents of the General Partner, as from time to time amended, including without limitation and as appropriate, the General Partner's trust agreement, the partnership agreement, limited liability company agreement, and shareholders' agreement, certificate of incorporation, bylaws, and any other similar document, agreements,

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and instruments, in each case, as the same may be amended from time to time.
The Charter of the initial General Partner is the Trust Agreement dated December 27, 1960, as last amended and restated on September 29, 1997 and filed with the Secretary of State of the Commonwealth of Pennsylvania on September 29, 1997.

                  "CLASS A LIMITED PARTNER INTEREST" shall have the meaning set forth in Section 4.2.

                  "CLASS A UNITS" means Units of Class A Limited Partner
Interest.

                  "CLASS B LIMITED PARTNER INTEREST" shall have the meaning set forth in Section 4.2.

                  " CLASS B UNITS" means Units of Class B Limited Partner Interest.

                  "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  "COMMON LIMITED PARTNER INTEREST" means any Limited Partner Interest that is entitled to receive distributions, whether upon liquidation or otherwise, and allocations of income, gain, loss, or deduction without preference as to any other class or series of Partner Interest.

                  "COMMON STOCK" means a common share of beneficial interest in Pennsylvania Real Estate Investment Trust, par value $1.00 per share.

                  "CONSENT" means the consent to, approval of, or vote on a proposed action by, as applicable, a Partner or class of Partners given in accordance with the pertinent provisions hereof.

                  "CONSENT OF THE LIMITED PARTNERS" shall be deemed to have been obtained if (x) not less than 20 days prior to the proposed date for taking an action for which such Consent is required hereunder, each Limited Partner entitled to consent thereon shall have been notified in writing by the General Partner of the proposed action and if, upon the expiration of 20 days from the date of such notice, no Limited Partner shall have objected in writing to the proposed action or, if there shall have been any such objection(s), the Limited Partner(s) making such objections shall represent the requisite percentage of the Limited Partners entitled to consent thereon for denying the action of the Limited Partners or (y) the written consent of the requisite percentage of the Limited Partners entitled to consent thereon shall have been

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obtained to a proposed action. For purposes of this definition, the term
"Limited Partners" shall exclude the General Partner and any Affiliate of the General Partner (other than Persons who, directly or indirectly, acquire Class A Units pursuant to Contribution Agreements) in their capacity as a holder of Limited Partner Interests.

                  "CONTRIBUTION AGREEMENT" shall mean any of the Contribution Agreements among or between Partners and the Partnership and listed on Exhibit C hereto.

                  "CONTRIBUTED PROPERTY" means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership.

                  "COVERED PERSON" shall have the meaning ascribed to it in Section 8.6.

                  "CUT-OFF DATE" means the ninth (9th) Business Day after the General Partner's receipt of a Notice of Redemption.

                  "DEBT" means, as to any Person, as of any date of determination,

                  A. All indebtedness of such Person for borrowed money or for the deferred purchase price of property or services;

                  B. All amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds, surety agreements, guarantees and other similar instruments guaranteeing payment or other performance of obligations by such Person;

                  C. All indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and

                  D. Lease obligations of such Person that, in accordance with generally accepted accounting principles, as in effect at the applicable date of determination should be capitalized.

                  "DEBT SECURITIES" shall have the meaning ascribed to it in Section 4.3.B.

                  "DECLINATION" has the meaning set forth in Section 9.5.E hereof.


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                  "DEFERRED ACQUISITIONS" means the acquisition of properties contemplated by the Hillview Contribution Agreement, the Northeast Contribution Agreement, and the Predevelopment Properties Contribution Agreement.

                  "DEPRECIATION" means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner, and provided, further, that Depreciation shall be computed in accordance with Regulations Section 1.704-3(d)(2) with respect to any property as to which the Partnership adopts the "remedial allocation method."

                  "EFFECTIVE DATE" has the meaning set forth in the preamble to this Agreement.

                  "ENCUMBRANCE" means any lien, security interest, charge, easement, equitable interest, condition, mortgage, deed of trust, pledge, option, adverse claim, right of first refusal or offer, and any other right, claim or interest of another of any kind or nature whatsoever, actual or contingent.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "EXCLUDED ASSETS" shall mean the assets and properties set forth on Exhibit F attached hereto.

                  "FAMILY MEMBERS" means, as to a Person that is an individual,

                  A. Such Person's spouse,

                  B. Such Person's ancestors,

                  C. Such Person's descendants (whether by blood or by adoption),

                  D. Such Person's brothers and sisters,

                  E. Inter vivos or testamentary trusts of which only such Person and/or his spouse, ancestors, descendants (whether by blood or by adoption), brothers and/or sisters are beneficiaries, and

                  F. Any partnership, business trust or limited liability company all of whose partners, beneficial owners or members consist of such Person and/or his spouse, ancestors, descendants (whether by blood or by adoption), brothers and/or sisters and/or inter vivos or testamentary trusts of which only such Person and/or his spouse, ancestors, descendants (whether by blood or by adoption), brothers and/or sisters are beneficiaries.

                  "FISCAL YEAR" means the fiscal year of the Partnership.

                  "GENERAL PARTNER" means the person then acting as the general partner of the Partnership, in its capacity as general partner of the Partnership. The original General Partner is the Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust.

                  "GENERAL PARTNER INTEREST" means the Partner Interest held by the General Partner and designated as such, which Partner Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of General Partner Units.

                  "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  A. The initial Gross Asset Value of any asset contributed by a Limited Partner to the Partnership shall be the fair market value of the consideration paid by the Partnership for such asset as determined by the General Partner.

                  B. The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (1), clause (2) or clause (3) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

                           (1) the acquisition of an additional interest in
the Partnership (other than in connection with the execution of this Agreement) by a new or existing Partner in exchange for more than a de minimis Capital Contribution;

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                           (2) the distribution by the Partnership to a
Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and

                           (3) the liquidation of the Partnership within the
meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

                  C. The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

                  D. The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (D) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (B) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (D).

                  E. Notwithstanding anything to the contrary, if any of the Limited Partners as of the date hereof receives additional Units in the future in respect of property contributed to the Partnership on the date hereof or contributed subsequently pursuant to agreements entered into as of the date hereof, the Gross Asset Value of such contributed property shall be adjusted to reflect such value as will cause the Capital Accounts of the Partners, after taking into account such contribution and such adjustment, to be proportionate to their Units.

                  F. If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (A), subsection (B), subsection
(C), subsection (D) or subsection (E) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

                  "HILLVIEW CONTRIBUTION AGREEMENT" means the Contribution Agreement, dated July 30, 1997, among the Partnership, the General Partner, Cherry Hill Partner, Inc., and Rubin Oxford Valley Associates, L.P.

                  "INCAPACITY" or "INCAPACITATED" means, (A) as to any Partner who is an individual, death, total physical disability or

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entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (B) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (C) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (D) as to any Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership; (E) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (F) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (AA) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (BB) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner,
(CC) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (DD) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (BB) above, (EE) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (FF) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (GG) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (HH) an appointment referred to in clause (GG) above is not vacated within ninety (90) days after the expiration of any such stay.

                  "INTEREST" means interest, original issue discount and other similar payments or amounts paid by the Partnership for the use or forbearance of money.

                  "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

                  "LIMITED PARTNER" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit A may be amended from time to time, in such Person's capacity as a Limited Partner in the Partnership.

                  "LIMITED PARTNER INTEREST" means a Partner Interest of any series or class designated as such pursuant to Section 4.2 or

4.3 and held by a Person in his capacity as a Limited Partner. A Limited Partner Interest shall be expressed as a number of Limited Partner Units.

                  "LIQUIDATING EVENT" has the meaning set forth in Section
14.1 hereof.

                  "LIQUIDATOR" has the meaning set forth in Section 14.2 hereof.

                  "MAJORITY IN INTEREST" shall mean, unless otherwise qualified herein, holders of a majority of the issued and outstanding Class A and Class B Units (excluding Limited Partner Interests held by the General Partner or an Affiliate of the General Partner, other than Persons who, directly or indirectly, acquire Class A Units pursuant to the Contribution Agreements) and any other Common Limited Partner Interests of any series or class that may hereafter be created in accordance with this Agreement and included (by the express terms of the amendment, supplement or addendum hereto that creates theory) within the definition of "Majority in Interest", as at the time of determination.

                  "NET INCOME" or "NET LOSS" means, for each Fiscal Year, an amount equal to the Partnership's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

                  (b) Any expenditure of the Partnership described in Code
Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

                  (c) In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                  (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

                  (f) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

                  (g) Notwithstanding any other provision of this definition of "Net Income" or "Net Loss," any item that is specially allocated pursuant to Section 2 of Exhibit B hereto shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 2 of Exhibit B hereto shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss."

                  "NEW SECURITIES" has the meaning ascribed to it in
Section 8.3.C,

                  "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

                  "NONRECOURSE LIABILITY" has the meaning set forth in Regulations Section 1.752-1(a)(2).

                  "NORTHEAST CONTRIBUTION AGREEMENT" means the Contribution Agreement, dated July 30, 1997, among the Partnership, the General Partner, Roosevelt Blvd. Co., Inc., and the individuals named therein.

                  "NOTICE OF REDEMPTION" means a Notice of Redemption substantially in the form of Exhibit D attached to this Agreement.

                  "ORIGINAL PARTNERSHIP AGREEMENT" shall have the meaning ascribed to it in the Preamble hereto.

                  "OWNERSHIP LIMIT" means the applicable restriction on ownership of shares of or beneficial interests in the General Partner imposed under the Charter.

                  "Oxford Contributors" shall have the meaning ascribed to it in Section 6.6.

                  "PARTNER" means the General Partner or a Limited Partner, and "PARTNERS" means the General Partner and the Limited Partners, in all cases as at the applicable time of determination.

                  "PARTNER INTEREST" means any equity interest in the Partnership or any right, option, warrant or other equity security exchangeable for or convertible into such an equity interest (other than convertible debt securities) and includes any and all benefits to which the holder of such a Partner Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partner Interest may be expressed as a number of Units of a series or class.

                  "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

                  "PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations Section 1.704-2(b)(4).

                  "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with Regulations Section 1.704-2(i)(2).

                  "PARTNERSHIP" means the limited partnership formed under the Act and continued pursuant to this Agreement, and any successor thereto.

                  "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with Regulations Section 1.704-2(d).

                  "PERCENTAGE INTEREST" means the percentage represented by a Unit or group of Units, as applicable, of the aggregate of (x) the issued and outstanding Common Limited Partner Interests and (y) the issued and outstanding General Partner Interests, in each case as at the time of determination,

                  "PERMITTED TRANSFER" has the meaning set forth in Section
12.3 hereof.

                  "PERSON" means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

                  "PREDEVELOPMENT PROPERTIES CONTRIBUTION AGREEMENT" means the Contribution Agreement, dated July 30, 1997, among the Partnership, the General Partner, and Predevelopment Properties, L.L.C.

                  "PREFERRED PARTNER INTEREST" means any Partner Interest that is entitled to receive any distribution, whether upon liquidation or otherwise, or any allocation of income, gain, loss or deduction in preference to any other Partner Interest.

                  "PROPERTIES" means any assets and property of the Partnership, including but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, trusts, joint ventures and partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time.

                  "QUALIFYING PARTY" means a holder of record of Class A Units or Class B Units at the time a Notice of Redemption is properly given pursuant to Section 9.5 of this Agreement and who at such time has been admitted to the Partnership as a Limited Partner, other than the General Partner or an Affiliate of the General Partner (other than Persons who, directly or indirectly acquire Class A Units pursuant to the Contribution Agreements).

                  "REDEMPTION" has the meaning set forth in Section 9.5.A hereof.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of September 30, 1997, between the General Partner and the other Persons named as parties thereto and any other registration rights agreement that the General Partner may enter into from time to time with any Person with respect to shares of Common Stock issuable in exchange for Units.

                  "REGULATIONS" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "REGULATORY ALLOCATIONS" has the meaning set forth in
Section 2(f) of Exhibit B hereof.

                  "REIT" means a real estate investment trust qualifying under Code Section 856.

                  "REIT PARTNER" means a Partner or Assignee that is, or has made an election to qualify as, a REIT.

                  "REIT PAYMENT" has the meaning set forth in Section
16.11 hereof.

                  "REIT REQUIREMENTS" has the meaning set forth in Section 6.1.B hereof.

                  "REIT SHARES AMOUNT" has the meaning set forth in
Section 9.5.N hereof.

                  "RIGHTS" has the meaning set forth in the definition of "REIT Shares Amount."

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "SPECIFIED REDEMPTION DATE" means, except as otherwise provided in Section 9.5, with respect to any redemption the first Business Day after the Cut-Off Date; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the General Partner pursuant to Article IX hereof, on any Specified Redemption Date, may be deferred, in the General Partner's sole discretion, for such time as may reasonably be required to effect, as applicable, (i) compliance with the Securities Act or other law (including, but not limited to, (x) state "blue sky" or other securities laws and (y) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (ii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, business trust, partnership, limited liability company, or other entity of which a majority of (x) the voting power of the voting equity securities or (y) the outstanding equity interests is owned, directly or indirectly, by such Person.

                  "TAX RATE" means forty-five percent (45%), adjusted upward or downward, as applicable, by the amount that the highest individual marginal rate of taxation under the Code is greater or less than 39.6%.

                  "TENDERED UNITS" has the meaning set forth in Section 9.5.A hereof.

                  "TENDERING PARTY" has the meaning set forth in Section 9.5.B hereof.

                  "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, results in the sale or other disposition of all or substantially all of the assets of the Partnership.

                  "TRANSACTION DOCUMENTS" means, collectively, each Contribution Agreement, the Registration Rights Agreement, and each other instrument, document, and agreement (other than this Agreement) delivered pursuant to the Contribution Agreements.

                  "TRANSFER," when used with respect to all or any portion of a Partner Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that Transfer does not include any Redemption of Units by the Partnership, or acquisition of Partner Interests from the Limited Partners by the General Partner. The terms "Transferred" and "Transferring" have correlative meanings.

                  "TRO CONTRIBUTION AGREEMENT" means the Contribution Agreement, dated July 30, 1997, among the Partnership, the General Partner, The Rubin Organization, Inc., The Rubin Organization-Illinois, Inc., and the other Persons named as parties thereto.

                  "UNIT" shall have the meaning specified in Section 4.1.C hereof.

                  "VALUATION DATE" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

                  "VALUE" means, with respect to a share of Common Stock, the average of the daily closing prices for a share of Common Stock for the ten
(10) consecutive trading days immediately preceding the date on which the determination is made hereunder. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market as reported by NASDAQ or such other system then in use on any such date, or, if the Common Stock is not so listed or admitted to trading and bid and asked prices are not so reported, an amount equal to the fair market value of a share as at the applicable date of determination, determined by Appraisal.

                  "ZELL CONTRIBUTION AGREEMENT" means the Agreement of Purchase and Sale which was assigned to a Subsidiary of the Partnership and pursuant to which the Partnership indirectly acquired Magnolia Mall as more particularly described on Exhibit A hereto.

                       ARTICLE II ORGANIZATIONAL MATTERS

SECTION 2.1 ORGANIZATION

                  The Partnership is a limited partnership formed pursuant to the provisions of the Act, and the Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act for the purposes and upon the terms and conditions hereinafter set forth. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.

SECTION 2.2 NAME

                  The name of the Partnership is PREIT ASSOCIATES, L.P. The Partnership's business may be conducted under any other name or names selected by the General Partner, including the name of the General Partner or any Affiliate thereof, and all transactions of the Partnership and title to all of the Partnership's assets, to the extent permitted by applicable law, shall be completed in such name. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

SECTION 2.3 REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE

                  The address of the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Corporation Trust Company. The principal office of the Partnership is located at 455 Pennsylvania Avenue,

Fort Washington, PA 19034, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places and in such jurisdictions as the General Partner deems advisable in its sole discretion.

SECTION 2.4 TERM

                  The term of the Partnership commenced on June 30, 1997, the date that the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until December 31, 2097 unless the Partnership is dissolved sooner pursuant to law or this Agreement.

Section 2.5 PARTNERSHIP ASSETS.

                  A. The Partners shall use the Partnership's credit and assets solely for the benefit of the Partnership. Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof solely by virtue of his, her or its status as a Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner in accordance with this Agreement shall be held by the General Partner for the use and benefit of the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

                  B. No Partner shall, either directly or indirectly, take any action to require partition or appraisal of the Partnership or of any of its assets or properties or cause the sale of any Partnership property for other than a Partnership purpose, and notwithstanding any provision of applicable law to the contrary, each Partner (and such Partner's legal representatives, successors and assigns) hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to its Partner Interest or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.

Section 2.6 OFFICERS

         The Partnership may have such officers, including, without limitation, a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, a Secretary, and one or more Assistant Secretaries, who shall perform such duties, serve for such periods, and have such responsibilities as the General Partner in its sole discretion may determine.

Section 2.7 LIMITATION ON LIABILITY OF PERSONS RELATED TO PARTNERS.

                  Except as otherwise required by applicable law or as expressly agreed in writing, no director, trustee, officer, shareholder, partner, employee or agent of any Partner shall be personally liable for the payment of any sums owing by such Partner to the Partnership or any other Partner under the terms of this Agreement or for the performance of any other covenant or agreement of such Partner contained herein.


                              ARTICLE III PURPOSE

SECTION 3.1 PURPOSE AND BUSINESS

                  The purpose and nature of the Partnership is (A) to conduct, directly or indirectly, any business, enterprise or activity permitted by or under the Act, including, but not limited to acquiring, owning, holding, developing, constructing, redeveloping, improving, maintaining, operating, selling, leasing, renting, transferring, encumbering, mortgaging, conveying, exchanging, disposing of, or dealing with real and personal property of any kind, tangible and intangible, provided that such business shall be limited to and conducted in such a manner so as to permit the General Partner at all times to qualify as a REIT, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the Partnership's business, (B) to enter into or acquire interests in any partnership, corporation, joint venture, trust, limited liability company or other similar arrangement to engage directly or indirectly through one or more other entities in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, and (C) to do anything necessary or incidental to the foregoing.

SECTION 3.2 POWERS

                  The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business (and for the protection and benefit) of the Partnership and in this regard shall have and exercise all powers not prohibited by the Act. In connection with the foregoing, the Partnership shall have full power and authority, directly or indirectly through interests in other partnerships, trusts, limited liability companies, corporations, joint ventures or other associations, to enter into, perform, and carry out contracts of any kind, to borrow and lend money and to issue evidences of indebtedness, whether or not secured by mortgages, trust deeds, pledges or other liens, to guaranty, provide security for or cause any entity in which the Partnership has an interest to guaranty or provide security for indebtedness or other obligations of the General Partner, the Partnership, or any other entity in which the Partnership has an interest. Notwithstanding the foregoing, under no circumstances shall the General Partner be required, by the terms of this Agreement, to cause the Partnership to take or refrain from taking any action if, in the reasonable judgment of the General Partner, such action or failure to act (A) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (B) could subject the General Partner to any additional taxes under Code Section 857 or 4981, or (C) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities.

SECTION 3.3 PARTNERSHIP ONLY FOR PURPOSES SPECIFIED

                  This Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities actually conducted by the Partnership and within the purposes of the Partnership as specified in Section
3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its, his or her capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.


                 ARTICLE IV PARTNER INTERESTS; DEBT SECURITIES

SECTION 4.1 IN GENERAL

                  A. The Partnership is authorized to issue an unlimited number of Partner Interests of such classes and series as the General Partner, in its sole discretion, may determine in accordance with and subject to Sections 4.3 and 8.3.C. Except as set forth in any addendum, amendment or supplement hereto creating a class or series of Partner Interests, the number of Units of any class or series of Partner Interests that may be issued by the Partnership is unlimited.

                  B. In accordance with and subject to Sections 4.3 and 8.3.C, the Partnership may create and issue additional classes and series of General Partner Interests or Limited Partner Interests.

                  C. Each class or series of Partner Interest issued by the Partnership shall be divided into units ("Units") with each Unit within a class or series representing an equal undivided fractional share of each item of Partnership income, gain, loss and deduction, and in each distribution of Partnership assets (whether upon liquidation or otherwise), allocable to the Units of that class or series. The ownership of Units may (but need not, in the sole discretion of the General Partner) be evidenced by a certificate in the form attached hereto as Exhibit E.

                  D. No Partner Interest shall have any right to vote on any matter of Partnership business, except as otherwise expressly provided for in this Agreement, or in the addendum, amendment or supplement hereto creating such Partner Interest. Unless otherwise expressly specified herein, or in the addendum or supplement hereto creating such Partner Interest, all Partner Interests having a right to vote on any matter of Partnership business shall vote as a single class.

                  E. Any Person may at the same time hold more than one class or series of Partner Interest and, in such event, shall for the purposes of this Agreement be separately entitled to the rights afforded a Partner in each of such classes or series under this Agreement. The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests, except as such rights are otherwise expressly limited herein. If a General Partner contributes to the capital of the Partnership as a Limited Partner or purchases any Limited Partner Interest, it shall be treated in all respects as a Limited Partner as to such Limited Partner Interests for so long as it holds them.

SECTION 4.2 CLASS A AND B LIMITED PARTNER INTERESTS; GENERAL PARTNER INTERESTS

                  A. The Partnership initially shall have two classes of Partner Interest: General Partner Interests and Common Limited Partner Interests. The Common Limited Partner Interests shall initially be further subdivided into two series: "Class A Limited Partner Interests" and "Class B Limited Partner Interests". Each of these classes and series shall be divided into Units as required by Section 4.1.C. The Class A and Class B Units shall be entitled to the respective rights of Redemption specified in Article IX hereof and shall have such voting and other rights as herein expressly specified.

                  B. Each Class A Unit, each Class B Unit, and each General Partner Unit shall represent the same, equal undivided fractional share of each item of Partnership income, gain, loss, or deduction and shall entitle its holder to share equally therein upon any allocation or distribution, after giving effect to all allocations and distributions in respect of Preferred Partner Interests, if any, then issued and outstanding.

SECTION 4.3 CREATION AND ISSUANCE OF ADDITIONAL CLASSES AND SERIES OF PARTNER
            INTERESTS

                  A. Subject only to such limitations, if any, as may be expressly set forth in this Agreement, the General Partner may from time to time raise all or any portion of the funds required by the Partnership by making additional Capital Contributions or soliciting and accepting additional Capital Contributions from any Person (including Partners and Affiliates of Partners) and/or cause the Partnership to create and issue such additional classes and series of Partner Interests having such preferences, rights, and designations as the General Partner may, in its business judgment, determine to be appropriate. Any such Partner Interests may be issued for cash, property, services, or such other type, form, and amount of consideration (including notes and other evidences of indebtedness or obligations of the Person acquiring the Partner Interest) as the General Partner may determine in its business judgment to constitute fair value to the Partnership.

                  B. The creation of an additional class or series of Partner Interest permitted hereunder may be made by the General Partner by setting forth either in an amendment or an addendum or supplement to this Agreement the relative rights, obligations, duties, and preferences of each new class or series of Partner Interests created. A copy of this Agreement as so amended, or the addendum or supplement as so adopted, as the case may be, shall be provided to each other Partner. All filings necessary to be made under the Act or applicable law in connection with the creation of such interests shall be made by the General Partner on behalf of the Partnership.

SECTION 4.4 OTHER PROVISIONS RELATING TO ALL CLASSES AND SERIES OF PARTNER
            INTERESTS

                  A. Fractional Units may be issued, with the amount of any such fractional interest being rounded to the fourth decimal place.

                  B. By executing this Agreement, each Partner consents and authorizes the Partnership, acting solely through the General Partner, to issue, subject to the express requirements and limitations hereof, such Partner Interests upon such terms and conditions as the General Partner may from time to time determine in its business judgment to be in the best interests of the Partnership.

                  C. Certificates for Units may be issued at the request of the holder of any Units as well as in the discretion of the General Partner.

SECTION 4.5 REGISTER

                  The General Partner shall maintain a Register at the principal place of business of the Partnership setting forth the names, addresses and Capital Accounts of the Partners, and the number and class and/or series of Units held by each Partner (the "Register"). Upon any adjustment or cancellation of any Partner's Partner Interest, the General Partner shall make such adjustment or cancellation in the Register and send written notice thereof to the Partner so affected. Upon an assignment or pledge by a Partner of all or a part of its, his or her Partner Interest pursuant to the terms hereof and as permitted hereby, the General Partner shall register such assignment or pledge in the Register. The General Partner shall note on the Register any restrictions on the transfer of any Partner's Partner Interests. In the absence of manifest error, the Register shall constitute conclusive evidence of the interest of each Partner and other Person in Partner Interests.


                        ARTICLE V CAPITAL CONTRIBUTIONS

SECTION 5.1 GENERAL PARTNER CAPITAL CONTRIBUTIONS

                  At the time of the execution of this Agreement, the General Partner shall make (directly or on behalf of and through PREIT sub) the Capital Contribution shown on Exhibit A attached hereto. The General Partner and PREIT Sub shall initially own General Partner Interests and Limited Partner Interests in the respective amounts set forth for the General Partner on Exhibit A attached hereto.

SECTION 5.2 LIMITED PARTNER CAPITAL CONTRIBUTIONS

                  A. At the time of the execution of this Agreement, each Limited Partner shall contribute, or cause to be contributed, pursuant to a Contribution Agreement as its initial Capital Contribution to the Partnership, all of such Limited Partner's right, title and interest in the Contributed Properties set forth after such Limited Partner's name on Exhibit A, and the Partnership shall issue to and register in the name of such Limited Partner on the Register the number of Class A or Class B Units, as applicable, set forth opposite such Limited Partner's name on Exhibit A.

                  B. A Limited Partner shall be unconditionally liable to the Partnership for all or a portion of any deficit in its Capital Account if, and only if, the Limited Partner so elects in writing to be liable for such deficit or portion thereof. Such election may be for either a limited or an unlimited amount and may be amended or withdrawn at any time. The election, and any amendment thereof, shall be made by written notice to the General Partner stating that the Limited Partner elects to be liable, and specifying the limitations, if any, on the maximum amount or duration of such liability. Said election, or amendment thereof, shall be effective only from the date the written notice is received by the General Partner, and shall terminate upon the date, if any, specified therein as a termination date or upon delivery to the General Partner of a subsequent written notice withdrawing or otherwise amending such election. A withdrawal, or an amendment reducing the Limited Partner's maximum liability, shall not be effective to avoid responsibility for any loss incurred prior to such amendment or withdrawal.

                  C. If the Partnership shall become entitled to payment in respect of any indemnification undertaking pursuant to Section 10.1(b) and 10.1(c) of the TRO Contribution Agreement or in respect of the liabilities and obligations referred to in subclauses (ii), (iii) and (vi) of Section 5.28(a) of the TRO Contribution Agreement from a Limited Partner receiving, directly or indirectly, Class A Units pursuant to a Contribution Agreement or pursuant to Section 5.3 hereof, such Partner's Capital Account shall (1) be reduced by the amount of such indemnification obligation and (2) the Partner shall have the right to contribute as an additional Capital Contribution in cash to the Partnership the full amount of such indemnification obligation. If such Limited Partner shall fail to make such additional Capital Contribution, the Partnership, at the sole option of the General Partner and in addition to any other remedies that it may have hereunder or otherwise, may, upon notice to such Limited Partner but without the payment of any consideration or the taking of any action cancel the number of Class A Units as shall be equal in value (based on the average of the high and low price of a common share of beneficial interest in Pennsylvania Real Estate Investment Trust (as reported on the New York Stock Exchange or such other national securities exchange or the NASDAQ Stock Market on which the Shares are then listed or admitted to trading) for which the Class A Units are exchangeable on the date such notice was given to such Limited Partner) and shall apply such amount to the amount recoverable pursuant to Section 10 of the TRO Contribution Agreement in respect of such indemnification obligations.

SECTION 5.3 ISSUANCE OF ADDITIONAL CLASS A UNITS

                  Following the execution of this Agreement, the Partnership shall issue additional Class A Units and, if

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



applicable, cash and other consideration at the times, in the amounts, and subject to the terms and conditions set forth in the applicable documents referred to below, as follows:

                  (i) To the Persons listed on Schedule I, the number of additional Class A Units and other consideration, if any, required by the TRO Contribution Agreement;

                  (ii) To the Persons listed on Schedule II, the number of additional Class A Units and other consideration, if any, required by the Hillview Contribution Agreement;

                  (iii) To the Person(s) listed on Schedule III, the number of additional Class A Units and other consideration, if any, required by the Predevelopment Properties Contribution Agreement; and

                  (iv) To the Persons listed on Schedule IV, the number of additional Class A Units and other consideration, if any, required by the Northeast Contribution Agreement.

SECTION 5.4 ADDITIONAL PARTNER CONTRIBUTIONS

                  Subject to Sections 8.1 and 8.3.C, the General Partner may from time to time, in its business judgment, make additional Capital Contributions to the Partnership or solicit and accept additional Capital Contributions from any Persons (including Partners and Affiliates of Partners) on behalf of the Partnership.

SECTION 5.5 ADDITIONAL LIMITED PARTNERS

                  Subject to Section 8.3.C, the General Partner is authorized to admit one or more Additional Limited Partners to the Partnership from time to time, on terms and conditions and for such Capital Contributions as the General Partner may determine. Except as provided in Section 8.3.C, no action or consent by the Limited Partners shall be required in connection with the admission of any Additional Limited Partner. In the sole discretion of the General Partner, the Partnership may acquire in the future additional Properties by means of Capital Contributions by other Persons. Persons making such Capital Contributions shall be admitted to the Partnership as Additional Limited Partners. To the extent that the Partnership acquires in the future any property by the merger of any other Person into the Partnership, Persons who receive Limited Partner Interests in exchange for their interests in the Person merging into the Partnership shall become Limited Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement.

SECTION 5.6 NO INTEREST; NO RETURN

                  No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

SECTION 5.7 NO PREEMPTIVE RIGHTS; NO MANDATORY ADDITIONAL CAPITAL
            CONTRIBUTIONS

                    Except as expressly provided in Sections 5.3, 8.3.C, and
9.6 or in the addendum, amendment or supplement to this Agreement setting forth the relative rights, obligations, duties and preferences of a class or series of Partner Interests, or by law, no Partner shall have any right to receive additional Partner Interests or (except as provided in Section 5.2.C) any obligation or right to make any additional Capital Contribution or loan to the Partnership.


                           ARTICLE VI DISTRIBUTIONS

SECTION 6.1 DISTRIBUTIONS

                  A. The General Partner, in its sole discretion, may cause the Partnership at any time or from time to time to distribute all or a portion of Available Cash to the Partners and to provide for an appropriate record date with respect to any such distributions, subject to the following:

                           (1) All distributions shall be made first to the
holders of Preferred Partner Interests, if any, until all such holders shall have received all amounts required to be distributed to them in accordance with the applicable designations of their Preferred Partner Interests and, thereafter, to the General Partner and to holders of Common Limited Partner Interests in accordance with their Percentage Interests;

                           (2) Each Unit of a particular class or series
shall be treated equally with respect to each distribution; and

                           (3) Except with respect to Preferred Partner
Interests that may be issued to the General Partner in accordance with Section 8.3.C, each Class A, Class B and General Partner Interest shall be treated equally as to all distributions and allocations;

                           (4) In no event may a Partner receive a distribution
of Available Cash with respect to a Unit to the extent such Partner is entitled to receive a distribution out of such Available Cash with respect to a share of Common Stock for which such Unit has been exchanged.

                  B. Notwithstanding the foregoing, (1) The General Partner shall take such reasonable efforts, as determined by it in its sole discretion and consistent with the General Partner's qualification as a REIT, to cause the Partnership to distribute sufficient amounts of Available Cash to enable the General Partner to pay shareholder dividends that will satisfy the requirements for qualifying as a REIT under the Code and Regulations (the "REIT Requirements") and (2) in the event that the General Partner is not qualified as a REIT, distributions to Partners shall, in the aggregate for each calendar year, not be less than an amount determined by multiplying the Tax Rate by the Net Income of the Partnership for such year.

SECTION 6.2 DISTRIBUTIONS IN KIND

                  No right is given to any Partner to demand and receive property other than cash as and to the extent provided in this Agreement. The General Partner may determine, in its sole discretion, to make a distribution in kind of Partnership assets to the Partners, and such assets shall be distributed in such a fashion as to ensure that the fair market value thereof is distributed and allocated in accordance with Articles VI and VII hereof, as amended from time to time.

SECTION 6.3 AMOUNTS WITHHELD

                  All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 11.4 hereof with respect to any allocation, payment or distribution to any Partner shall be treated as amounts paid or distributed to such Partner pursuant to Section 6.1 hereof for all purposes under this Agreement.

SECTION 6.4 DISTRIBUTIONS UPON LIQUIDATION

                  Notwithstanding the other provisions of this Article VI, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section
14.2 hereof.

SECTION 6.5 RESTRICTED DISTRIBUTIONS

                  Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Partner on account of its Partner Interest or interest in Partner Units if such distribution would violate Section 17-607 of the Act or other applicable law.

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




Section 6.6 RELIANCE INSURANCE CLAIM

                  Notwithstanding anything to the contrary in this Agreement, in the event that Oxford Valley Road Associates, L.P. ("Oxford Valley") recovers on its pending environmental indemnity claim against Reliance Insurance, the Partnership shall make a special distribution to the Partners who contributed Oxford Valley interests (the "Oxford Contributors") of an amount of cash equal to the Partnership's allocable share of any such net proceeds (after costs of collection), and the Oxford Contributors shall be specially allocated 100% of any income allocable to the Partnership an account of such recovery. Any amounts distributable and/or allocable to the Oxford Contributors pursuant to this Section 6.6 shall be divided among them in proportion to the Class A Units received by each of them on account of the interests in Oxford Valley contributed by them to the Partnership under the Contribution Agreement for Oxford Valley.


            ARTICLE VII ALLOCATIONS AND TAX AND ACCOUNTING MATTERS

SECTION 7.1 TIMING AND AMOUNT OF ALLOCATIONS OF NET INCOME AND NET LOSS

                  Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Fiscal Year as of the end of each such year. Except as otherwise provided in this Article VII, an allocation to a Partner of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

SECTION 7.2 ALLOCATIONS

                  Subject to such preferential allocations, if any, as holders of Preferred Partner Interests may be entitled to receive and subject to
Section 6.6, all items of Partnership income, gain, loss and deduction shall be allocated as set forth on Exhibit B.


              ARTICLE VIII MANAGEMENT AND OPERATIONS OF BUSINESS

SECTION 8.1 MANAGEMENT

                  A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner, as such, shall have any right, power or authority to bind the Partnership or to manage or control, or to participate in the management or control of, the business and affairs of the Partnership. The General Partner may not be removed by the Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Section 8.3, shall have full power and authority to do or refrain from doing, in its sole discretion, all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                           (1) the making of any expenditures, the lending or
borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code
Section 4981) and to make distributions to its shareholders sufficient to permit the General Partner to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, Debt and other liabilities, the issuance of evidences of indebtedness ("Debt Securities") and the securing of Debt Securities by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets, and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership, in each case for cash, property, services or such other type, form and amount of consideration and having such terms and conditions as the General Partner may determine in its business judgment to be appropriate and to constitute fair value to the Partnership;

                           (2) the making of tax, regulatory and other
filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                           (3) the acquisition, sale, transfer, exchange or
other disposition of any assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

                           (4) the mortgage, pledge, encumbrance or
hypothecation of any assets of the Partnership (including, without limitation, any Contributed Property), the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the

Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership's Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to and equity investments in the Partnership's Subsidiaries;

                           (5) the management, operation, leasing, landscap-
ing, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Partnership or any Subsidiary;

                           (6) the negotiation, execution and performance of
any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with property managers (including, without limitation, as to any Contributed Property or other Property, contracting with the contributing or any other Partner or its Affiliates for property management services), contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

                           (7) the distribution of Partnership cash or other
Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

                           (8) the selection and dismissal of employees,
officers and agents of the Partnership or the General Partner (including, without limitation, officers having titles or offices such as chief executive officer, president, chief financial officer, vice president, treasurer, assistant vice president, secretary, and assistant secretary), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner and the determination of their compensation and other terms of employment or hiring;

                           (9) the maintenance of such insurance for the
benefit of the Partnership and the Partners as it deems necessary or appropriate;

                           (10) subject to Sections 2.5 and 8.3.C.2, the
formation of, or acquisition of an interest in, and the contribution of property to, any limited or general partnerships, limited liability companies, trusts, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an investment from time to time);

                           (11) the control of any matters affecting the
rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law and including, without limitation, the entry of a confession of judgment;

                           (12) the undertaking of any action in connection
with the Partnership's direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

                           (13) the determination of the fair market value of
any Partnership property distributed in kind using such reasonable method of valuation as it may adopt, provided that such methods are otherwise consistent with the requirements of this Agreement;

                           (14) the enforcement of any rights against any
Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner's contribution of property or assets to the Partnership;

                           (15) the exercise, directly or indirectly, through
any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

                           (16) the exercise of any of the powers of the
General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

                           (17) the exercise of any of the powers of the
General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

                           (18) the making, execution and delivery of any and
all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, warrants of attorney to confess judgment against the

Partnership or confessions of judgment against the Partnership, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the discretion of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

                           (19) the issuance of additional Partner Interests
in accordance with the terms of this Agreement;

                           (20) the obtaining and maintaining of (a) casualty,
liability and other insurance on the Properties of the Partnership and (b) liability insurance for the Covered Persons hereunder; and

                           (21) the establishment and maintenance of working
capital and other reserves in such amounts as the General Partner, in its sole discretion, deems appropriate and reasonable from time to time.

                  B. The General Partner is authorized to execute, deliver and perform agreements and take all actions referred to in subsection A above, on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Sections 8.3 and 16.15 hereof), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

                  C. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith.

SECTION 8.2 CERTIFICATE OF LIMITED PARTNERSHIP

                  The General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or an entity in which those Persons who are Limited Partners hereunder have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction in which the Partnership may elect to do business or own property. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property.

SECTION 8.3 RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY

                  A. (1) For so long as not less than fifty percent (50%) of the aggregate number of Class A Units held by Persons other than the General Partner or Affiliates of the General Partner (excluding Persons who, directly or indirectly, acquire Class A Units pursuant to the Contribution Agreements) and Class B Units issued and outstanding on the Effective Date remain outstanding, the holders of such originally issued Class A Units and the Class A Units issued pursuant to Section 5.3 and the holders of such Class B Units issued on the Effective Date shall have the right to vote (as provided below) on any merger, consolidation, or sale of all or substantially all of the assets of the General Partner if the holders of the Common Stock vote on such transaction. In the event of any such vote, the General Partner shall not undertake the transaction in question unless the General Partner shall have received (from the holders of Common Stock and the holders of Class A Units and Class B Units, all of which Common Stock and Units shall be deemed for purposes of this Section 8.3.A to be voting as one class) a number of affirmative votes that is equal to or greater than the number that is obtained by adding (x) the minimum number of affirmative votes of the holders of the Common Stock required under the Charter or by law, plus (y) the number that is equal to a majority of the aggregate number of votes of the holders of the then outstanding Class A and Class B Units not held by the General Partner or an Affiliate of the General Partner (excluding Persons who, directly or indirectly, acquired such Class A Units pursuant to the Contribution Agreements). For the purpose of the vote described in the preceding sentence, each such Class A and Class B Unit shall have one vote for each share of Common Stock issuable by the General Partner in respect of such Unit upon an exercise of the General Partner's right to acquire such Units in exchange for Common Stock pursuant to Section 9.5.C hereof and votes shall be tallied by treating the holders of Class A and B Units and the holders of Common Stock of the General Partner as a single class.

                           (2) The General Partner shall not merge,
consolidate, or combine with or into, or transfer all or substantially all of its assets to, any other entity, unless each holder of Class A and Class B Units shall receive in respect of each Class A or Class B Unit held by such Person immediately prior to the effectiveness of the transaction, the same form, amount, and type of consideration that such person would have received had such Class A or Class B Unit, as applicable, been acquired for Common Stock pursuant to
Section 9.5.C immediately prior to the consummation of the transaction.

                  B. The General Partner shall not, without the consent of the holders of record of a majority of the Class A Units issued to the Persons indicated on Schedule V, voluntarily sell any Property in respect of which Class A Units are issued pursuant to the Contribution Agreements for a period of five years after the date such Property is contributed to the Partnership unless such sale constitutes an exchange under Section 1031 of the Code or is made in connection with a sale of substantially all or all of the real estate assets of the Partnership.

                  C. Without the Consent of a Majority in Interest, the General Partner shall not:

                           1. issue any additional equity securities or Debt
Securities or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for, purchase or otherwise acquire any equity securities or Debt Securities of the General Partner (collectively, "New Securities"), unless (a)(i) as promptly as is reasonably practicable thereafter, the General Partner shall cause the Partnership to issue Partner Interests or Debt Securities of the Partnership, as applicable, to the General Partner (or a wholly owned Subsidiary of the General Partner) having substantially equivalent economic terms in all respects including, without limitation, with regard to allocations of income, gain, loss, deduction and credit, the right to receive distributions and to vote or consent as the New Securities and (ii) the General Partner shall contribute the net proceeds from the issuance of the New Securities and from the exercise of any rights thereof to the Partnership or (b) the New Securities are issued to all holders of Common Stock pro rata in accordance with the respective number of shares of Common Stock held by them;

                           2. (a) directly or indirectly, enter into or
conduct any business, other than in connection with the Excluded Assets or the direct or indirect ownership through subsidiaries, acquisition and disposition of Partner Interests as a General Partner or Limited Partner and the management of the business of the Partnership, the ownership, acquisition and disposition of direct or indirect economic or voting interests (representing not more than a one percent (1%) interest) in entities in which the remaining economic or voting interests are held directly or indirectly by the Partnership, and such activities as are incidental thereto or (b) own or enter into any agreement to acquire any assets other than (i) Partnership Interests as a General Partner or Limited Partner, (ii) the direct or indirect economic or voting interests referred to above, (iii) such commercial or other loans and borrowings (subject to Section 8.3.C(4)), bank accounts or similar instruments or accounts as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter, or
(iv) Excluded Assets; or

                           3. cause the Partnership to issue any additional
Partner Interests or Debt Securities to the General Partner or any of its Subsidiaries unless either (a)(i) the additional Partner Interests or Debt Securities, as applicable, are issued in connection with an issuance of New Securities and the economic interests of the additional Partner Interests or Debt Securities, as applicable, are substantially equivalent to the economic interests of the New Securities, and (ii) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds received in connection with the issuance of such New Securities of the General Partner, less any direct, out-of-pocket costs incurred in connection with such issuance, or (b) the additional Partner Interests or Debt Securities are issued to Partners in proportion to their respective Percentage Interests. The intent and purpose of the provisions contained in this Subparagraph 8.3.C, are that, as nearly as practicable, the aggregate Partner Interests held by the General Partner will mirror the capitalization of the General Partner with the consequence that each security or evidence of indebtedness issued by the General Partner will be mirrored by a corresponding security or evidence of indebtedness issued by the Partnership to the General Partner having terms substantially equivalent to the economic interests of such securities issued or evidences of indebtedness incurred by the General Partner, unless the requisite consent of the Limited Partners has been obtained. In furtherance of this purpose, the General Partner may, in its sole discretion, amend the provisions of this Section 8.3.C in order to more fully elaborate the types of securities (including, without limitation, options, warrants, rights, preferred stock, convertible debt, and debt instruments) that may be issued by the Partnership to the General Partner in exchange for the proceeds of the corresponding securities issued by the General Partner; or

                  4. Incur any indebtedness for borrowed money unless the proceeds of such indebtedness are advanced to the Partnership (a "General Partner Loan") on such terms and conditions, including interest rate, repayment schedule, security, and cost and expenses as are applicable to the instruments governing the General Partner's borrowing. Except to the extent that the cost and expenses of any such borrowing are treated as reimbursable expenses pursuant to Section 8.4 and reimbursed, such cost and expenses shall be deemed to be a part of the General Partner Loan and bear interest and be repaid on the such terms and conditions as the General Partner Loan.

SECTION 8.4 REIMBURSEMENT OF THE GENERAL PARTNER

                  A. The General Partner shall not be compensated for its services as general partner of the Partnership or receive distributions, payments or allocations except as expressly provided in this Agreement (including the provisions of Articles VI and VII hereof regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).

                  B. Subject to Section 16.11 hereof, the Partnership shall be liable, and shall reimburse the General Partner on a monthly basis (or such other basis as the General Partner may determine in its sole discretion), for all sums expended and expenses (including, without limitation, overhead and salaries and other compensation expense) incurred in connection with the Partnership's operations and business; provided that the amount of such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of or for the account of the Partnership unless such interest shall have either been paid to the Partnership or used to reduce amounts otherwise distributable to the General Partner by the Partnership. Any such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 8.6. The General Partner represents and warrants to the Partnership and the Limited Partners that the General Partner's expenses charged to the Partnership will be incurred for the benefit of Partnership and it is expected that, unless other activities of the General Partner are authorized pursuant to Section 8.3.C, all or substantially all, expenses of the General Partner, will be charged to the Partnership.

                  C. (1) In the event that the General Partner shall elect to purchase from stockholders securities of the General Partner utilizing funds provided by the Partnership for such purpose rather than funds distributed with respect to the General Partner's Interest, the Partner Interests of the General Partner attributable to such securities shall be redeemed, with such redemption first to be applied to the extent, if any, that Limited Partner Interests are held by the General Partner or any wholly-owned Subsidiary of the General Partner or are obtained by the General Partner by means of an exchange therefor of Common Stock. The General Partner may so utilize Partnership funds to purchase from its stockholders securities (a) for the purpose of any stock repurchase program or any similar obligation or arrangement undertaken by the General Partner, (b) for the purpose of satisfying any redemption obligation under Section 9.5 (to the extent authorized but unissued securities of the General Partner are not so used), or
(c) for any other proper purposes of the General Partner.


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                           (2) In the event that the General Partner shall
elect to purchase from stockholders securities of the General Partner pursuant to any employee stock purchase plan (or any similar obligation or arrangement undertaken by the General Partner for its employees or for the employees of the Partnership or any Subsidiary) utilizing funds provided by the Partnership for such purpose rather than funds distributed with respect to the General Partner Interests or Limited Partner Interests held by the General Partner or any wholly-owned Subsidiary of the General Partner, the purchase price paid by the General Partner for such securities and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the General Partner and shall be reimbursed to the General Partner by the Partnership, subject to the condition that, if such reacquired shares are subsequently sold by the General Partner, the General Partner shall return such reimbursement to the extent of any proceeds and dividends received by the General Partner for such shares.

                  D. (1) In the event the General Partner exercises its rights under Article 9 of the Trust Agreement of the General Partner, or any successor provision thereto, to acquire or redeem shares of Common Stock and such shares are cancelled by the General Partner, then the General Partner shall cause the Partnership to redeem from the General Partner, or any of its Subsidiaries, a number of General Partner Interests and Common Limited Partner Interests (such redemption to be first of Limited Partner Interests and second of General Partner Interests), equal to that number of Partner Interests obtained by multiplying the number of shares of Common Stock to be redeemed by the General Partner by a fraction, the numerator of which is one (1) and the denominator of which is the REIT Shares Amount, in each case on the same terms and for the same aggregate price that the General Partner redeemed such shares.

                  E. To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership; however, subject to Section
16.11 hereof, reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed for the actual cost to (or expenses incurred by) the General Partner or any of its Affiliates of operating and other expenses of the Partnership or its business, including, without limitation, the actual cost of overhead (including depreciation, amortization, salaries and other compensation and personnel costs and expenses), materials and administrative services related to (1) Partnership operations, (2) Partnership accounting, (3) communications with Partners, (4) legal services,
(5) tax services, (6) computer services, (7) the fees and costs of obtaining Debt for the Partnership to the extent not included in a General Partner Loan,
(8) risk management, (9) mileage and travel expenses and (10) such other related overhead, operational and administrative expenses as are necessary for the organization and operation of the Partnership and reasonably allocable to the conduct by the General Partner of the business and operations of the Partnership. "Actual cost of goods and materials" means the actual cost to the General Partner or any of its Affiliates of goods and materials used for or by the Partnership obtained from entities not affiliated with the General Partner, and "actual cost or expense incurred of administrative services" means the allocable cost of personnel and other items of overhead (as if such persons were employees of the Partnership and such overhead expenses of the Partnership) of providing administrative and other services to the Partnership.

SECTION 8.5 CONTRACTS WITH AFFILIATES; OTHER BUSINESS

                  A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole discretion of the General Partner and that, in its business judgment, is in the best interests of the Partnership. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

                  B. Subject to Sections 2.5 and 8.3.C.2, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole discretion, believes to be advisable and, in its business judgment, in the best interests of the Partnership.

                  C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner to be no less favorable to the Partnership than if the transaction were with an unaffiliated party and which have been approved by a disinterested majority of the Board of Trustees of the General Partner.

                  D. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole discretion, believes are no less favorable to the Partnership than if the transaction were with an unaffiliated party.

                  E. The General Partner or any Affiliate may contract or otherwise deal with the Partnership for the provision of goods or services (including, without limitation, property management services), if the compensation paid or promised for such goods and services is no less favorable to the Partnership than if the transaction were with an unaffiliated party.

                  F. Nothing in this Agreement shall be deemed to prohibit the General Partner or any Affiliate of the General Partner from dealing, or otherwise engaging in business with, Persons transacting business with the Partnership, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor, not involving any rebate or reciprocal arrangement that would have the effect of circumventing any restriction set forth herein upon dealings with the General Partner or any Affiliate of the General Partner.

                  G. Except as otherwise agreed to in a writing signed by the appropriate Partner and on behalf of the Partnership or the General Partner or as provided in the Act, no Partner or Affiliate thereof shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership and any Partner or Affiliate thereof shall have the right to take for his own account or to recommend to others any such particular investment opportunity.

SECTION 8.6 INDEMNIFICATION OF GENERAL PARTNER AND OTHER COVERED PERSONS

                  A. To the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless the General Partner, each Limited Partner, each officer of the Partnership, each of its or their respective Affiliates and each of its or their respective trustees, directors, officers, employees, agents, representatives, shareholders, partners and owners (each, such indemnitee a "Covered Person") from and against any and all losses, claims, damages, liabilities, (including joint and/or several liabilities), expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the Partnership ("Actions") in which such Covered Person may be involved, or is threatened to be involved, as a party or otherwise and regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after the Effective Date; provided, however, that the Partnership shall not indemnify a Covered Person for (1) willful misconduct or a knowing violation of the law, (2) any transaction for which such Covered Person received an improper personal benefit in violation or breach of any express provision of this Agreement, (3) any violation of this Agreement or (4) any liability that such Covered Person may have to the Partnership under any Transaction Document. Without limitation, the foregoing indemnity shall extend to any liability of any Covered Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more additional indemnity agreements consistent with the provisions of this Section 8.6 in favor of any Covered Person having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Covered Person did not meet the requisite standard of conduct set forth in this
Section 8.6.A. The termination of any proceeding by conviction of a Covered Person or upon a plea of nolo contendere or its equivalent by a Covered Person, or an entry of an order of probation against a Covered Person prior to judgment, does not create a presumption that such Covered Person acted in a manner contrary to that specified in this Section 8.6.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this
Section 8.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 8.6.

                  B. To the fullest extent permitted by law, expenses incurred by a Covered Person who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action subject to indemnification pursuant to Section 8.6.A shall be paid or reimbursed by the Partnership as incurred by the Covered Person in advance of the final disposition of the Action upon receipt by the Partnership of a written undertaking by or on behalf of the Covered Person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                  C. The indemnification provided by this Section 8.6 shall be in addition to any other rights to which a Covered Person or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Covered Person unless otherwise provided in a written agreement with such Covered Person or in the writing pursuant to which such Covered Person is indemnified.

                  D. The Partnership shall purchase and maintain insurance in such amounts as the General Partner shall determine to be appropriate, on behalf of its officers, if any, and such Covered Persons and such other Persons as the General Partner shall determine, against any liabilities that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  E. Any liabilities which a Covered Person incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 8.6, unless such liabilities arise as a result of (1) such Covered Person's intentional misconduct or knowing violation of the law, or (2) any transaction in which such Covered Person received a personal benefit in violation or breach of any express provision of this Agreement or applicable law.

                  F. In no event may a Covered Person subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  G. A Covered Person shall not be denied indemnification in whole or in part under this Section 8.6 because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  H. The provisions of this Section 8.6 are for the exclusive benefit of the Covered Persons, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 8.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Covered Person under this Section 8.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 8.7 LIABILITY OF THE GENERAL PARTNER AND OTHER COVERED PERSONS

                  A. Notwithstanding anything to the contrary set forth in this Agreement, no Covered Person shall be liable or account- able in damages or otherwise to the Partnership, any Partner or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner's or such other Person's conduct did not (1) constitute willful misconduct or a knowing violation of the law, or
(2) result in an improper personal benefit for the General Partner or such other Covered Person in violation or breach of any express provision of this Agreement.

                  B. The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner and the General Partner's shareholders collectively and that the General Partner is under no obligation to regard any interest or the interests of any particular group as a dominant or controlling interest or factor or to give priority to the separate interests of the Limited Partners or the General Partner's shareholders, or the holders of any interest in the General Partner (including, without limitation, the tax consequences to Limited Partners, Assignees or the General Partner's shareholders) in deciding whether to cause the Partnership to take (or decline to take) any action.

                  C. Whenever in this Agreement the General Partner is permitted or required to make a decision in its "sole discretion" or "discretion," the General Partner shall be entitled to consider only such interests and factors as it deems appropriate. Whenever the General Partner is permitted or required under a particular provision of this Agreement to make a decision in its "sole discretion", its "business judgment" or "discretion" or in "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by a different provision of this Agreement, any other agreement contemplated herein or by provision of law or principles in equity or otherwise.

                  D. Subject to its obligations and duties as General Partner set forth in Section 8.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its officers, employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible for any misconduct or negligence on the part of any such Person appointed by the General Partner in good faith and without gross negligence.

                  E. Any amendment, modification or repeal of this Section 8.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on any Covered Person's liability to the Partnership and the Limited Partners under this Section 8.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  F. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, a Covered Person shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

                  G. This Agreement is executed by or on behalf of the Trustees of the Pennsylvania Real Estate Investment Trust, an unincorporated association in business trust form created in Pennsylvania pursuant to a Trust Agreement dated December 27, 1960, as last amended and restated on September 29, 1997, and shall not constitute the personal obligation of the Trustees either jointly or severally in their individual capacities. The liability of the Trustees of the Pennsylvania Real Estate Investment Trust shall be restricted and limited solely to property held or owned in their capacity as Trustees for and on behalf of Pennsylvania Real Estate Investment Trust. No Trustee, officer, agent or shareholder of the Pennsylvania Real Estate Investment Trust shall be personally liable for any obligations of the Pennsylvania Real Estate Investment Trust.

SECTION 8.8 OTHER MATTERS CONCERNING THE GENERAL PARTNER AND OTHER PERSONS

                  A. A Covered Person may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

                  B. A Covered Person may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the Covered Person reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

                  D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (1) to protect the ability of the General Partner to continue to qualify as a REIT, (2) for the General Partner otherwise to satisfy the REIT Requirements or (3) to avoid the General Partner incurring any taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners; provided, however, that nothing in this Agreement shall be deemed to give rise to any liability on the part of the Limited Partners for the General Partner's failure to qualify or continue to qualify as a REIT or failure to avoid incurring any taxes under the foregoing sections of the Code, or to give rise to any liability of the General Partner for such failure so to qualify.

SECTION 8.9 RELIANCE BY THIRD PARTIES

                  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (1) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (2) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the

Partnership and (3) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership. This Section 8.9 shall not negate or diminish the obligations of the General Partner to the Partners contained in other Sections of this Agreement.


             ARTICLE IX RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

SECTION 9.1 LIMITATION OF LIABILITY; MANAGEMENT OF BUSINESS

                  No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall participate in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

SECTION 9.2 OUTSIDE ACTIVITIES OF LIMITED PARTNERS

                  Subject to any written agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, trustee, director, employee, agent, trustee, partner, member, manager, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, and, subject to such agreements, such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

SECTION 9.3 RETURN OF CAPITAL

                  Except pursuant to the rights of Redemption set forth in
Section 9.5 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in one or more amendments, supplements or addenda to this Agreement creating one or more series or classes of Partner Interests entitled to priority, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

SECTION 9.4 RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP

                  A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 9.4.B. hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, on written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

                           (1) to obtain a copy of (a) the most recent annual
and quarterly reports filed with the SEC by the General Partner pursuant to the Exchange Act and (b) each report or other written communication sent to the shareholders of the General Partner during the twelve months preceding such request;

                           (2) to obtain a copy of the Partnership's federal,
state and local income tax returns for each Fiscal Year;

                           (3) to obtain a copy of this Agreement and the
Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                  B. Notwithstanding any other provision of this Section 9.4, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole discretion to be reasonable, any information that (1) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (2) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

SECTION 9.5 REDEMPTION RIGHTS OF CLASS A AND CLASS B UNITS

                  A. Except as otherwise expressly provided in this Agreement or in a writing executed by the Partners, (i) in the case of Class B Units, at any time after the Effective Date and (ii) in the case of Class A Units, at any time after the one (1) year anniversary of the date on which such Class A Units are issued, a Qualifying Party or the Assignee of any Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Class A or Class B Units, as applicable which are held by such Qualifying Party or the Assignee of any Qualifying Party ("Tendered Units") in exchange (a "Redemption") for the Cash Amount.

                           If the Assignee of any Qualifying Party shall
exercise the Redemption right of such Qualifying Party pursuant to this
Section 9.5, such Qualifying Party shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Qualifying Party's Assignee. In connection with any exercise of the Redemption rights by such Assignee on behalf of such Qualifying Party, the Cash Amount (whether paid by the Partnership pursuant to Section 9.5.B or the General Partner pursuant to Section 9.5.C) or shares of Common Stock shall be paid or delivered by the Partnership or the General Partner, as the case may be, directly to such Assignee and not to such Qualifying Party.

                  B. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party or the Assignee of any Qualifying Party then exercising the Redemption right (the "Tendering Party"). The Partnership's obligation to effect a Redemption, however, shall not arise or be binding against the Partnership (1) until and unless there has been a Declination and (2) before the first Business Day following the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified check payable to the Tendering Party or, in the General Partner's sole discretion, in immediately available funds on the Specified Redemption Date.

                  C. Notwithstanding the provisions of Section 9.5.A and 9.5.B hereof, on or before the close of business on the Cut-Off Date, the General Partner may, in its sole discretion but subject to the Ownership Limit and the transfer restrictions and other limitations of the Charter, elect to acquire some or all of the Tendered Units from the Tendering Party in exchange for Common Stock or the Cash Amount. If the General Partner so elects, on the Specified Redemption Date the Tendering Party shall sell such number of the Tendered Units to the General Partner for the Cash Amount or, at the option of the General Partner, in exchange for a number of shares of Common Stock equal to the REIT Shares Amount.

The Tendering Party shall submit (1) such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (2) such written representations, investment letters, legal opinions or other instruments necessary, in the General Partner's judgment, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units pursuant to this Section 9.5.C, the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units, and, upon notice to the Tendering Party by the General Partner, given on or before the close of business on the Cut-Off Date, that the General Partner has elected to acquire some or all of the Tendered Units pursuant to this Section 9.5.C, the obligation of the Partnership to effect a Redemption of such Tendered Units shall not accrue or arise. Shares of Common Stock delivered pursuant to this Section 9.5.C shall be delivered by the General Partner as duly authorized, validly issued, fully paid and nonassessable and such shares of Common Stock and, if applicable, Rights, shall be delivered free of any Encumbrances, other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the General Partner, any Registration Rights Agreement between the General Partner and such Tendering Party, the Securities Act and relevant state securities or "blue sky" laws and restrictions, if any, imposed by other, if any, applicable laws. Neither any Tendering Party whose Tendered Units are acquired by the General Partner pursuant to this Section 9.5.C, any other Partner, any Assignee nor any other interested Person shall have any right to require or cause the General Partner to register, qualify or list any shares of Common Stock owned or held by such Person, whether or not such shares of Common Stock are issued pursuant to this Section 9.5.C, with the SEC, with any state securities commission, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the General Partner and any such Person, including without limitation, the Registration Rights Agreement between the General Partner and such Person, if any. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such shares of Common Stock and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date, as the same may be extended pursuant to the definition thereof. Shares of Common Stock issued upon an acquisition of the Tendered Units by the General Partner pursuant to this Section 9.5.C may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

                  D. Reserved.

                  E. In the event that the General Partner declines or fails to exercise its purchase rights pursuant to Section 9.5.C hereof following receipt of a Notice of Redemption (a "Declination"), the General Partner shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date. The failure of the General Partner to give notice of such Declination by the close of business on the Cut-Off date shall itself constitute a Declination.

                           Subject to Section 8.3, the Partnership may elect
to raise funds for the payment of the Cash Amount from such sources as the General Partner may determine to be appropriate, including, but not limited to, the sale of any Property and the incurrence of additional Debt.

                  F. Notwithstanding the provisions of Sections 9.5.A, 9.5.B, and 9.5.C hereof, no Tendering Party shall have any rights under this Agreement that would otherwise be prohibited under the Charter. To the extent that any attempted Redemption or acquisition of the Tendered Units by the General Partner pursuant to Section 9.5.C hereof would be in violation of this
Section 9.5.F, it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in shares of Common Stock otherwise issuable by the General Partner under Section 9.5.C hereof.

                  G. Notwithstanding the provisions of Section 9.5.C hereof, the General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for shares of Common Stock if such exchange would be prohibited under the Charter.

                  H. Subject to the Ownership Limit, no Tendering Party may effect a Redemption for fewer than one hundred (100) Class A Units or Class B Units or, if such Tendering Party holds fewer than one hundred (100) Class A Units or Class B Units, as the case may be, all of the Class A Units or Class B Units held by such Tendering Party.

                  I. The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 12.5 hereof) all Class A Units and Class B Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Units for all purposes of this Agreement, until such Units are either paid for by the Partnership or transferred to the General Partner and paid for by the issuance of the shares of Common Stock as provided herein, on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the General Partner in exchange for shares of Common Stock pursuant to Section 9.5.C hereof, the Tendering Party shall have no rights as a shareholder of the General Partner with respect to the shares of Common Stock issuable in connection with such acquisition, except as otherwise expressly provided herein.

                  J. In connection with an exercise of Redemption rights pursuant to this Section 9.5, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

                           (1) A written affidavit, dated the same date as,
and accompanying, the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of shares of Common Stock by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to
Section 9.5.C hereof, neither the Tendering Party nor any Related Party will own, beneficially or constructively, shares of Common Stock in excess of the Ownership Limit;

                           (2) A written representation that neither the
Tendering Party nor any Related Party has any intention to acquire any additional shares of Common Stock prior to the closing of the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 9.5.C hereof on the Specified Redemption Date; and

                           (3) An undertaking to certify, at and as a
condition to the closing of (a) the Redemption or (b) the acquisition of the Tendered Units by the General Partner pursuant to Section 9.5.C hereof on the Specified Redemption Date, that either (aa) the actual and constructive ownership of shares of Common Stock by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by
Section 9.5.J(1) or (bb) after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 9.5.C hereof, neither the Tendering Party nor any Related Party shall own, beneficially or constructively, shares of Common Stock in violation of the Ownership Limit.

                  K. The General Partner and the Partnership shall each have the right, at any time during the five (5) month period following the Effective Date, or, if not then permitted pursuant to the provisions of the Pennsylvania Securities Act and the rules and regulations thereunder, during the thirty (30) day period following the first anniversary of the Effective Date, to purchase all of the Class A Units held by the Limited Partners listed on Schedule VI hereto for the Cash Amount. If neither the General Partner nor the Partnership exercises its right to purchase such Limited Partner's Class A Units pursuant to the previous sentence, then such Limited Partner shall be deemed to have delivered a Notice of Redemption to the General Partner as of the expiration of the applicable period specified in the prior sentence and shall have the right to receive shares of Common Stock in exchange for its Class A Units as if redeemed pursuant to Section 9.5.C (except that the Specified Redemption Date shall be deemed to be the date on which the registration statement with respect to such shares has been declared effective by the SEC) and the rights with respect to those shares of Common Stock set forth in the Registration Rights Agreement among such Persons and the Partnership of even date herewith.

                  L. If the General Partner exercises its rights to deliver shares of Common Stock in lieu of the Cash Amount, then such Tendering Party shall have the right, by written notice to the General Partner within ten (10) calendar days after such date, to withdraw its Notice of Redemption. If a Tendering Party delivers a Notice of Redemption in connection with the exercise by such Tendering Party of its registration rights pursuant to a Registration Rights Agreement, the General Partner shall, prior to the date on which the registration statement becomes effective, elect whether it will exercise its rights under Section 9.5.C and will notify the Tendering Party of its intention to deliver cash or shares. If the General Partner exercises its right to deliver shares of Common Stock in lieu of the Cash Amount with respect to such redemption, then (A) a registration statement covering the resale by such Tendering Party of the shares of Common Stock must become effective within the time, if any, specified in the Registration Rights Agreement and (B) the Specified Redemption Date shall be deemed to be the date, if any, on which such registration statement is declared effective by the SEC; provided, however that if the registration statement has not become effective in accordance with clause (A) or if the General Partner has abandoned the registration as to which the Tendering Party had piggyback registration rights and has notified the Tendering Party of such abandonment, the Tendering Party shall have the right by written notice to the General Partner within ten (10) calendar days after the date on which the registration statement was required to be effective or the date the Tendering Party received notice of such abandonment, to withdraw its Notice of Redemption. If a registration statement fails to become effective, a Limited Partner shall have such rights and remedies, if any, as are provided under the Registration Rights Agreement or applicable law, but no right under this Agreement to require payment of the applicable Cash Amount, unless the General Partner shall have agreed, in its sole discretion, within such ten (10) days to deliver cash in respect of the Units for which redemption was sought.

                  M. In addition to their other rights, if any, set forth in this Section 9.5, each of the Persons listed on Schedule VII shall have the right to elect, at any time that a redemption is otherwise permissible hereunder and prior to the sixth anniversary of the Effective Date to require that Class A Units issued to them on the Effective Date be redeemed solely for cash by indicating such election in their Notice of Redemption with respect to such Class A Units, in which event such Notice of Redemption shall be subject to this
Section 9.5.M and not Section 9.5.B or 9.5.C, subject to the following conditions:

                           (1) payment of the Cash Amounts with respect to
such Redemptions will be made only twice annually, once on or before August 15 with respect to all Notices received after January 1 and before June 30 of such year, and once on or before February 15 with respect to all Notices received after June 30 and before December 31 of the prior year (each, a "Payment Period"); and (2) the Partnership shall not be required to pay Cash Amounts exceeding $500,000 in the aggregate for any two consecutive payment periods; and

                           (2) If the General Partner receives Notices of
Redemption pursuant to this Section 9.5.M during any Payment Period requesting payments of Cash Amounts so that the aggregate Cash Amounts requested in such Payment Period, added together with the aggregate Cash Amounts requested in the immediately preceding Payment Period, would exceed $500,000, the Redemptions pursuant to this Section 9.5.M for such Payment Period for which Cash Amounts have been requested shall only be made pro rata among the holders requesting Redemption pursuant to this Section 9.5.M according to the respective number of Class A Units for which redemption was timely requested by each of them, up to a maximum of $500,000 in the aggregate for any two consecutive Payment Periods; provided that, no Person exercising its rights pursuant to this Section 9.5.M and whose Units are not redeemed for cash shall be precluded from thereafter exercising its rights pursuant to Section 9.5.A.

                           (3) The foregoing rights of certain Limited
Partners may be limited by the application of the Pennsylvania Securities Act, which prohibits redemption of securities in certain circumstances within twelve (12) months after their issuance. Unless a waiver of this provision of the Pennsylvania Securities Act is obtained from the Pennsylvania Securities Commission, the rights of the Limited Partners under this Section M. will not be exercisable during the first year after the issuance of Class A Units.

                  N. As used in this Section 9.5, the term "REIT Shares Amount" shall mean a number of shares of Common Stock equal to the product of the number of Tendered Units multiplied by 1.0, as the same may be increased or decreased pursuant to Section 9.6; provided, however, that, in the event that the General Partner issues to all holders of Common Stock as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the General Partner's shareholders to subscribe for or purchase Common Stock, or any other securities or property (collectively, the "Rights"), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of shares of Common Stock would be entitled to receive, expressed, where relevant hereunder, in a number of shares of Common Stock determined by the General Partner in good faith.

SECTION 9.6 ADJUSTMENTS

                  The number of shares of Common Stock comprising the REIT Shares Amount shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  A. Adjustment for Change in Capital Stock. If at any time after the date of this Agreement, the General Partner:

                                    (1) pays a dividend or makes a
distribution on its Common Stock in shares of its Common Stock;

                                    (2) subdivides its outstanding shares of
Common Stock into a greater number of shares;

                                    (3) combines its outstanding shares of
Common Stock into a smaller number of shares

                                    (4) makes a distribution on its Common
Stock in shares of its capital stock, rights, or other equity interests other than Common Stock; or

                                    (5) issues by reclassification of its
Common Stock any shares of its capital stock;

then the number of shares of Common Stock comprising the REIT Shares Amount shall be adjusted so that the holder of a Class A or Class B Unit may receive in an exchange therefor pursuant to Section 9.5, the number of shares of capital stock of the General Partner which the holder of the Class A or Class B Unit would have owned immediately following such action if such Unit had been exchanged immediately prior thereto.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution, and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  B. Adjustment for Other Distributions. If at any time after the date of this Agreement, the General Partner distributes to all holders of its Common Stock any of its assets, Debt Securities, or New Securities without receiving fair value therefor as determined in the business judgment of the General Partner, the number of shares of Common Stock comprising the REIT Shares Amount that are issuable in respect of each Class A or Class B Unit in an exchange therefor pursuant to Section 9.5 following the record date for such distribution shall (unless adjusted pursuant to Section 9.6.A) be adjusted by multiplying the REIT Shares Amount immediately prior to the distribution by a fraction, the numerator of which is CMP and the denominator of which is X:

                           Where    X =  (CMP x NO) - F
                                    -------------------
                                            NO

where:   NO       =        Total number of shares of Common Stock
                           outstanding.

         CMP      =        the Value of Common Stock on the record date
                           of the distribution.

         F        =        the aggregate fair market value
                           (determined in good faith by the Board of Trustees of the General Partner) on the record date of the distribution of the assets or securities being distributed.

                  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution or the effective date of such issuance, as applicable. In the event that such distribution or issuance is not actually made, the number of shares issuable in respect of each Class A and Class B Unit shall be readjusted to eliminate the effect to the calculation provided hereby.

                  This subsection does not apply to cash dividends or cash distributions made on the Common Stock, to any event pursuant to which an adjustment is made under Section 9.6.A, or to a distribution of Rights covered by Section 9.5.N.

SECTION 9.7 CERTAIN COVENANTS

                  Each Limited Partner covenants and agrees with the General Partner that all Class A or Class B Units delivered for Redemption by it pursuant to this Article IX shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all Encumbrances.

SECTION 9.8 PARTNERSHIP RIGHT TO CALL LIMITED PARTNER INTERESTS

                  Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate number of outstanding Class A or Class B Units, as the case may be, is less than five percent (5%) of the aggregate number of Class A Units issued under the Contribution Agreements or five percent (5%) of the aggregate number of Class B Units issued under the Zell Contribution Agreements, the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Class A or Class B Units, as applicable for the Cash Amount, by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 9.5 hereof for the amount of Class A or Class B Units to be specified by the General Partner, in its sole discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 9.8; provided, however, that no Class A Units may be repurchased pursuant to this Section 9.8 until all Class A Units required to be issued under the Contribution Agreements shall have been issued. Such notice given by the General Partner to a Limited Partner pursuant to this Section 9.8 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 9.8, (a) any Limited Partner holding Class A or Class B Units (whether or not otherwise a Qualifying Party) may, in the General Partner's sole discretion, be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 9.5.C, 9.5.E, 9.5.H and 9.5.L hereof shall not apply, but the remainder of Section 9.5 hereof shall apply with such adjustments as shall be necessary in the circumstances.

SECTION 9.9 REPURCHASE OF UNITS

                  Notwithstanding the provisions of Section 9.6 hereof, nothing in this Agreement shall preclude the repurchase of a Limited Partner Interest or Partner Units by the Partnership upon such terms and conditions as may be negotiated between the Limited Partner or Assignee holding such Limited Partner Interest or Partner Units, on the one hand, and the General Partner, on the other hand, in their sole discretion. Such a repurchase may include, without limitation, the payment of cash by the Partnership to the Limited Partner or Assignee, in a lump sum or in installments, or the distribution in kind of Partnership assets to such Limited Partner or Assignee (which assets may be encumbered), including assets to be designated by the Limited Partner or Assignee and acquired (with or without debt financing) by the Partnership. Upon any such repurchase, the Partner Units and Limited Partner Interest repurchased and the applicable Partner Schedule shall be cancelled and Exhibit A shall be amended as appropriate to reflect such repurchase. In effecting any such repurchase by negotiated agreement, none of the Partnership, the General Partner, the Limited Partner or the Assignee, as the case may be, shall incur any liability to any other holder of Partner Units or have any duty to offer the same or similar terms for repurchase of any other Limited Partner Interest or Partner Units.

SECTION 9.10

                  In the event that the General Partner elects to issue to a Tendering Party shares of Common Stock and/or cash for some or all the Partner Interests proposed to be redeemed pursuant to Section 9.5, the Partnership shall reflect the cancellation of such Partner Interest or the transfer of such Partner Interest to the General Partner, as the case may be, in the Register.

               ARTICLE X BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 10.1 RECORDS AND ACCOUNTING

                  A. The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information and copies of documents required to be provided hereunder. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

                  B. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.

SECTION 10.2 FISCAL YEAR

                  The Fiscal Year shall be the calendar year.

SECTION 10.3 REPORTS

                  A. As soon as practicable, but in no event later than the date on which the General Partner mails its annual report to its shareholders, the General Partner shall cause to be mailed to each Limited Partner, of record as of the close of the Fiscal Year, an annual report containing audited financial statements of the Partnership and audited consolidated financial statements of the General Partner for such Fiscal Year, presented in accordance with generally accepted accounting principles.

                  B. As soon as practicable, but in no event later than the date on which the General Partner mails its quarterly reports to its shareholders, the General Partner shall cause to be mailed to each Limited Partner, of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership and unaudited consolidated financial statements of the General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.


                            ARTICLE XI TAX MATTERS

SECTION 11.1 PREPARATION OF TAX RETURNS

                  The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time, provided that such information is in the possession of or available to the Limited Partners without unreasonable effort or expense.

SECTION 11.2 TAX ELECTIONS

                  Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 and the election to use the "recurring item" method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership's Properties. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the General Partner's determination in its sole discretion that such revocation is in the best interests of the Partners.

SECTION 11.3 TAX MATTERS PARTNER

                  A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant Section 8.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or counsel to assist the tax matters partner in discharging its duties hereunder. At the request of any Limited Partner, the General Partner agrees to consult with such Limited Partner with respect to the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns; provided, however, that the filing of such returns shall be in the sole discretion of the General Partner.

                  B. The tax matters partner is authorized, but not required:

                           (1) to enter into any settlement with the IRS with
respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Code Section 6231) or a member of a "notice group" (as defined in Code Section 6223(b)(2));

                           (2) in the event that a notice of a final
administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court, the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

                           (3) to intervene in any action brought by any other
Partner for judicial review of a final adjustment;

                           (4) to file a request for an administrative
adjustment with the IRS from time to time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                           (5) to enter into an agreement with the IRS to
extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                           (6) to take any other action on behalf of the
Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

                           The taking of any action and the incurring of any
expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 8.6 hereof shall be fully applicable to the tax matters partner in its capacity as such.

SECTION 11.4 WITHHOLDING

                  Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code
Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice unless (1) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (2) the General Partner determines, in its sole discretion, that such payment may be satisfied out of the Available Funds of the Partnership that would, but for such payment, be distributed to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partner Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 11.4. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this
Section 11.4 when due, the General Partner may, in its sole discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the prime rate, as published from time to time in the WALL STREET JOURNAL, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.


                     ARTICLE XII TRANSFERS AND WITHDRAWALS

SECTION 12.1 TRANSFER

                  No Partner Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article XII. Any Transfer or purported Transfer of a Partner Interest not made in accordance with this Article XII shall be null and void ab initio.

SECTION 12.2 TRANSFER OF GENERAL PARTNER'S PARTNER INTEREST

                  A. Except as provided in Sections 12.2.B and 12.2.C hereof, the General Partner may not Transfer any of its General Partner Interest or withdraw from the Partnership without the Consent of the Limited Partners.

                  B. Subject to Section 8.3.A, the General Partner may at any time or from time to time Transfer all or any portion of its General Partner Interest to any Person with whom the General Partner may consolidate or merge or to any Person to whom the General Partner may sell all or substantially all of its assets.

                  C. Subject to Section 8.3.A, the General Partner may withdraw from the Partnership upon a transfer of all of its General Partner Interest to a transferee of its interest as provided in Section 12.2.B hereof, and designate the transferee as its successor General Partner.

                  D. Upon any Transfer of such a Partner Interest pursuant to the Consent of the Limited Partners or in accordance with the provisions of
Section 12.2.B, and concurrently with such Transfer and the withdrawal of the General Partner, the transferee shall be admitted to the Partnership as a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner. If such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partner Interest so acquired or the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partner Interest, such Transfer shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners.

                  E. Except as limited by Section 12.2.D, any General Partner who shall commit or suffer an event of withdrawal under the Act or shall otherwise withdraw from the Partnership shall remain liable for obligations and liabilities incurred by it as General Partner prior to the occurrence of such event of withdrawal or other withdrawal, but it shall be free of any such obligation or liability incurred on account of the activities of the Partnership thereafter.

                  F. Upon the occurrence of an event of withdrawal of the General Partner under the Act, the General Partner shall pay to the Partnership in cash the amount of any deficit balance in its Capital Account unless the event of withdrawal results from a Transfer that is permitted by
Section 12.2.

                  G. Notwithstanding the foregoing, the General Partner shall not engage in any Terminating Capital Transaction, unless, in connection therewith, all Limited Partners (other than the General Partner and its Subsidiaries) will have the right to elect to receive, or will receive, for each Unit an amount of cash, securities or other property equal to the product of the REIT Shares Amount and the greatest amount of cash, securities or other property paid to a holder of Common Stock in respect of one share of Common Stock; provided that if, in connection with such Terminating Capital Transaction, a purchase, tender or exchange offer shall have first been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Common Stock, and a holder of Limited Partner Units did not receive advance written notice (whether from the General Partner, the offeror or otherwise) of the offer and an opportunity to redeem its Units substantially in accordance with the provisions of Section 9.5, then such holder shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property that such holder would have received had it exercised its right of Redemption and received Common Stock in exchange for its Units immediately prior to such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and to the extent required by the terms thereon applicable to all other holders of Common Stock participating in the purchase, tender or exchange offer, participated in all other phases of such Terminating Capital Transaction as well.

                  H. Notwithstanding the foregoing or any other provision of this Agreement, the entire General Partner Interest in the Partnership shall at all times be held by the General Partner and there shall not at any time be more than one General Partner, except for such temporary period as may be required to prevent the dissolution of the Partnership upon the withdrawal of a General Partner and the substitution of a replacement General Partner therefor.



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SECTION 12.3 TRANSFER OF LIMITED PARTNER UNITS

                  A. GENERAL. Prior to the first anniversary of the Issuance Date, no Limited Partner shall Transfer all or any portion of its Limited Partner Units to any Person without the consent of the General Partner, which consent may be withheld in its sole discretion; except for (i) Transfers to a Family Member pursuant to the laws of descent or devise or to either a trust established for the benefit of such Partner or of such Partner's Family Members or to any entity all of the beneficial interests of which are owned by such Partner or such Partner's Family Members, (ii) Transfers by partnerships and other entities owning interests in Units to Limited Partners or other beneficial owners of such entities; and the transferees in each such case described in this subpart (ii) or in subpart (i) shall be admitted as Additional Limited Partners simultaneously with such transfer and (iii) pledges by any Limited Partner of all or any portion of its Limited Partner Units to financial institutions as collateral or security for a bona fide loan or other extension of credit ("Pledges"), and Transfers of such pledged Limited Partner Units to such lending institutions in connection with the exercise of remedies under such loan or extension of credit (any such Transfer, a "Permitted Transfer"); provided, that, in each and every case, such Transfers shall comply with all other provisions of this Article XII. Except as limited by the preceding sentence or any other agreement among the pertinent parties, each holder of record of Limited Partner Units shall have the right to Transfer all or any portion of such Units to any Person, subject to the provisions of Section 12.6 hereof and to satisfaction of each of the conditions set forth herein.

                  B. It is a condition to any Transfer otherwise permitted hereunder (excluding Pledges of a Limited Partner Unit, but including any Transfer of the pledged Limited Partner Unit, whether to the secured party or otherwise, pursuant to the secured party's exercise of its remedies under such Pledge or the related loan or extension of credit) that the transferee assume by operation of law or express agreement all of the obligations of the transferor under this Agreement with respect to such transferred Partner Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by its successor by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole discretion. Notwithstanding the foregoing, any transferee of any transferred Partner Interest shall be subject to any and all ownership limitations (including, without limitation, the Ownership Limit) contained in the Charter that may limit or restrict such transferee's ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Limited Partner, shall take its Partner Interest subject to the obligations of the transferor hereunder. Unless admitted as a Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 12.5 hereof.

                  C. INCAPACITY. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

                  D. OPINION OF COUNSEL. In connection with any Transfer of a Limited Partner Interest, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act or any state or foreign securities law and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partner Interests transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or subject the Partnership to registration under either the Exchange Act or either the Partnership or the General Partner to the Investment Company Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Units, the General Partner may prohibit any Transfer otherwise permitted under this
Section 12.3.

                  E. ADVERSE TAX CONSEQUENCES. No Transfer by a Limited Partner of its Units (including any Redemption, any other acquisition of Units by the General Partner or any acquisition of Units by the Partnership) may be made to any person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704.

SECTION 12.4      SUBSTITUTED LIMITED PARTNERS

                  A. No Limited Partner shall have the right to substitute a transferee or other transferees pursuant to Transfers permitted by this Agreement as a Limited Partner in its place. A transferee of a Limited Partner Interest may be admitted as a Limited Partner only with the Consent of the General Partner, which Consent may not be unreasonably withheld. The reasonable failure or refusal by the General Partner to permit a transferee of any such interests to become a Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. In addition, an Assignee shall not be admitted as a Limited Partner until and unless it furnishes to the General Partner (1) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, including, without limitation, the power granted in Section 16.13 hereof, and, if applicable, the Registration Rights Agreement, and (2) such other documents and instruments as may be required or advisable, in the sole discretion of the General Partner, to effect such Assignee's admission as a Limited Partner.

                  B. A transferee who has been admitted as a Limited Partner in accordance with this Agreement shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

                  C. Upon the admission of a Limited Partner, the General Partner shall amend Exhibit A to reflect the admission of such Limited Partner.

SECTION 12.5 ASSIGNEES

                  If the General Partner does not consent to the admission of any permitted transferee under Section 12.3 hereof as a Limited Partner, as described in Section 12.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partner interest under the Act, including the rights granted to the Limited Partners under Section 9.5, but shall not be deemed to be a Partner for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote on any matter presented to the Limited Partners for approval (any such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of its interest in the Partnership, such transferee shall be subject to all the provisions of this
Article XII to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Partner Interests.

SECTION 12.6 GENERAL PROVISIONS

                  A. No Limited Partner may withdraw from the Partnership other than as a result of a Transfer of all of such Limited Partner's Units in accordance with this Article XII, with respect to which the transferee becomes a Limited Partner, or pursuant to a Redemption (or acquisition by the General Partner) of all of its Units under Sections 9.5, 9.8 and 9.9 hereof.

                  B. Any Limited Partner who shall Transfer all of its Units in a Transfer (1) permitted pursuant to this Article XII where such transferee was admitted as a Limited Partner, (2) pursuant to the exercise of its rights to effect a Redemption of all of its Units under Section 9.5 hereof or (iii) to the General Partner or the Partnership, shall cease to be a Limited Partner.

                  C. If any Limited Partner Unit is Transferred in compliance with the provisions of this Article XII, or is redeemed pursuant to Section
9.5 or acquired by the General Partner or the Partnership pursuant to Sections
9.8 and 9.9 hereof, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Unit for such Fiscal Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner (including, without limitation, the General Partner) or Assignee, by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the "daily proration" or "interim closing of the books" method or another permissible method selected by a General Partner. Solely for purposes of making such allocations, the General Partner, in its sole discretion, may determine that each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner or Assignee and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner or the Tendering Party, as the case may be, if such Transfer occurs on or before the fifteenth (15th) day of the month; otherwise such items for such calendar month shall be allocated to the transferor. All distributions of Available Cash attributable to such Unit with respect to which the record date for such distribution is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Unit shall be made to the transferee Partner or Assignee.

                  D. In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partner Interest by any Partner (including any Redemption, any acquisition of Partner Interests by the General Partner or any other acquisition of Partner Interests by the Partnership) be made:

                           (1) to any person or entity who lacks the legal
right, power or capacity to own a Partner Interest;

                           (2) in violation of applicable law;

                           (3) of any component portion of a Partner Interest,
such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partner
Interest;

                           (4) in the event that such Transfer would violate
the provisions of the General Partner's Charter or would cause the General Partner to cease to qualify as a REIT under the Code or Regulations;

                           (5) if such Transfer would, in the opinion of
counsel to the Partnership or the General Partner, cause a termination of the Partnership, in either case for federal or state income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Units held by all Limited Partners) and such termination would have a significant adverse economic effect on the Partners taken as a whole;

                           (6) if such Transfer would, in the opinion of legal
counsel to the Partnership, cause the Partnership either (i) to cease to be classified as a partnership or (ii) to be classified as a publicly traded partnership, in either case for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Units held by all Limited Partners);

                           (7) if such Transfer would cause the Partnership to
become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Code Section 4975(c));

                           (8) if such Transfer would, in the opinion of legal
counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

                           (9) if such Transfer requires the registration of
such Partner Interest pursuant to any applicable federal or state securities laws or result in any prior private placement of securities being treated as a public offering;

                           (10) if such Transfer causes the Partnership (as
opposed to the General Partner) to become a reporting company under the Exchange Act; or

                           (11) if such Transfer subjects the Partnership or
the General Partner to registration under the Investment Company Act of 1940 or the Investment Advisors Act of 1940 or regulation under ERISA, each as amended.



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



                      ARTICLE XIII ADMISSION OF PARTNERS

SECTION 13.1 ADMISSION OF SUCCESSOR GENERAL PARTNER

                  A successor to all of the General Partner's General Partner Interest pursuant to Section 12.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective concurrently with such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms, conditions and applicable obligations of this Agreement and such other documents or instruments as may be required to effect the admission.

SECTION 13.2 ADMISSION OF ADDITIONAL LIMITED PARTNERS

                  A. After the admission to the Partnership of the initial Limited Partners on the date hereof, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement or who acquires a Limited Partner Interest in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (1) a counterpart signature page to this Agreement and such other evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions applicable of this Agreement, including, without limitation, the power of attorney granted in Section 16.13 hereof, and (2) such other documents or instruments as may be required in the sole discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

                  B. Notwithstanding anything to the contrary in this Section 13.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission. The General Partner hereby grants its consent to the admission as an Additional Limited Partner to any bona fide financial institution that loans money or otherwise extends credit to a holder of Limited Partner Units and thereafter becomes the owner of such pledged Limited Partner Units pursuant to the exercise by such financial institution of its rights under a Pledge of such Limited Partner Units granted in connection with such loan or extension of credit and to transferees permitted under subsections 12.3.A(i) and (ii), subject in all cases to the compliance of such Transfer and transferee with the other provisions of this Article XII.

                  C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the "interim closing of the books" method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 12.6.C hereof. All distributions of Available Cash with respect to which the record date for such distribution is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

SECTION 13.3 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP

                  For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit
A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 16.13 hereof.

SECTION 13.4 ADMISSION OF INITIAL LIMITED PARTNERS

                  The Persons listed on Exhibit A as limited partners of the Partnership shall be admitted to the Partnership as Limited Partners upon their execution and delivery of this Agreement.


             ARTICLE XIV DISSOLUTION, LIQUIDATION AND TERMINATION

SECTION 14.1 DISSOLUTION

                  The Partnership shall not be dissolved by the admission of Limited Partners or Additional Limited Partners or by the admission of any successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner admitted in accordance with Article XII of this Agreement shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "Liquidating Event"):

                  A. The expiration of its term as provided in Section 2.4 hereof;

                  B. An event of withdrawal, as defined in the Act (including, without limitation, bankruptcy), of the sole General Partner unless, within ninety (90) days after the withdrawal, a majority in interest of the remaining Partners agree in writing, in their sole discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

                  C. An election to dissolve the Partnership made by the General Partner, with the consent of ninety percent (90%) of the Limited Partners;

                  D. Entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

                  E. The occurrence of a Terminating Capital Transaction.

SECTION 14.2 WINDING UP

                  A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt with the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

                           (1)      First, to the satisfaction of all of the
Partnership's debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

                           (2) Second, to the satisfaction of all the
Partnership's debts and liabilities to the Partners (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements to the General Partner under Section
8.4 hereof; and

                           (3) The balance, if any, to the General Partner,
the Limited Partners and any Assignees in accordance with and proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

                  B. Notwithstanding the provisions of Section 14.2.A hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or, with the Consent of a Majority in Interest of the Partners, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 14.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

                  C. In the event that the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Partners and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this
Article 14 may be withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 14.2.A hereof as soon as practicable.

SECTION 14.3 RIGHTS OF LIMITED PARTNERS

                  Except as otherwise provided in this Agreement, (A) each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution, (B) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership and (C) no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions or allocations.

SECTION 14.4 NOTICE OF DISSOLUTION

                  In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 14.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and, in the General Partner's sole discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole discretion of the General Partner).

SECTION 14.5 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP

                  Upon the completion of the liquidation of the Partnership cash and property as provided in Section 14.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the Delaware Secretary of State, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 14.6 REASONABLE TIME FOR WINDING-UP

                  A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

SECTION 14.7 ACCOUNTING

                  In the event of the dissolution, liquidation and winding up of the Partnership, a proper accounting (which shall be certified) shall be made of the Capital Account of each Partner and of the Net Profits or Net Losses of the Partnership from the date of the last previous accounting to the date of the dissolution. Financial statements presenting such accounting shall include a report of a certified public accountant selected by the Liquidator.

                ARTICLE XV PROCEDURES FOR ACTIONS AND CONSENTS
                             OF PARTNERS; MEETINGS

SECTION 15.1 PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS

                  The actions requiring consent or approval of Limited Partners pursuant to this Agreement are subject to the procedures set forth in this Article XV.

SECTION 15.2 MEETINGS OF THE PARTNERS

                  A. Meetings of the Partners may be called by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven
(7) days nor more than forty-five (45) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or of only those Partners entitled to consent or may be given in accordance with the procedure prescribed below.

                  B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by Partners holding a majority of the Units whose Consent is required (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Partners holding a majority of the Units whose Consent is required (or such other percentage as is expressly required by this Agreement). Evidence of such Consent shall be filed with the records of the Partnership and shall be effective when so filed.

                  C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which he is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

                  D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner's shareholders and may be held at the same time as, and as part of, the meetings of the General Partner's shareholders.

                        ARTICLE XVI GENERAL PROVISIONS

SECTION 16.1 ADDRESSES AND NOTICE

                  Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) (i) in the case of a Partner, to such Partner at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing and (ii) in the case of an Assignee, to an address of which such Assignee shall notify the General Partner in writing.

SECTION 16.2 TITLES AND CAPTIONS

                  All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

SECTION 16.3 PRONOUNS AND PLURALS

                  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

SECTION 16.4 FURTHER ACTION

                  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 16.5 BINDING EFFECT

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 16.6 WAIVER

                  A. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

                  B. The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the representations, duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners, (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state "blue sky" or other securities laws; provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

SECTION 16.7 COUNTERPARTS

                  This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or upon execution of a Partner Schedule.

SECTION 16.8 APPLICABLE LAW

                  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

SECTION 16.9 ENTIRE AGREEMENT

                  This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

SECTION 16.10 INVALIDITY OF PROVISIONS

                  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 16.11 LIMITATION TO PRESERVE REIT STATUS

                  Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to, for or with respect to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT PAYMENT"), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, to, for or with respect to such REIT Partner shall not exceed the lesser of:

                  A. an amount equal to the excess, if any, of (1) four and nine-tenths percent (4.9%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (H) of Code Section 8.56(c)(2) over (2) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

                  B. an amount equal to the excess, if any, of (1) twenty-four percent (24%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal

Year that is described in subsections (A) through (1) of Code Section 856(c)(3) over (2) the amount of gross income (within the meaning of Code
Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments); provided, however, that REIT Payments in excess of the amounts set forth in clauses (a) and (b) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the REIT Partner's ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 16.11, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year. The purpose of the limitations contained in this Section 16.11 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner's share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 16.11 shall be interpreted and applied to effectuate such purpose.

SECTION 16.12 NO PARTITION

                  No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or to institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

SECTION 16.13 POWER OF ATTORNEY

                  A. Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                           (1) execute, swear to, seal, acknowledge, deliver,
file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement;
(e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, Article XII or Article XIII hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partner Interests; and

                           (2) execute, swear to, acknowledge and file all
ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

                  Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Section
16.15 hereof or as may be otherwise expressly provided for in this Agreement.

                  B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner's or Assignee's Partner Units or Partner Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen
(15) days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

SECTION 16.14 NO THIRD-PARTY RIGHTS CREATED HEREBY

                  The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

SECTION 16.15 AMENDMENT

                  A. Except as set forth below, the General Partner shall have the power and authority, in its sole discretion and without the consent of any other Partner, to amend any and all of the provisions of this Agreement to issue additional Partner Interests or Debt Securities, or to establish the rights, privileges, duties and obligations of any Partner or class or series of Partner Interests or Debt Securities, to admit Additional Limited Partners, or otherwise, except that without the consent of each Partner adversely affected thereby, the General Partner shall not (except, in each and every case, as may be necessary to correct plain errors or clarify ambiguities in this Agreement) amend this Agreement so as to (A) require any Partner to make any additional contribution to the capital of the Partnership; or (B) require any Partner to restore any negative balance in its Capital Account or otherwise contribute any capital to the Partnership, except as may be required under the Act, the Code or other applicable laws or as expressly provided herein or (C) convert a Limited Partner Interest in the Partnership into a

General Partner Interest, or (D) modify the limited liability of a Limited Partner.

                  B. Without the Consent of a Majority in Interest of the Limited Partners, the General Partner shall not amend any of the following Articles or Sections of this Agreement (except, in each and every case, as may be necessary to correct plain errors or to clarify ambiguities in this Agreement): Article III, Article IV, Article V, Article XV, Section 8.4(C),
(E) and (F), Section 8.5, Section 8.6, Section 8.8, Section 12.2, Section 14.1, Section 14.2, Section 15.2 or any of the defined terms used in any of the foregoing Articles or Sections.

                  C. In addition, without the consent of each Partner adversely affected thereby, the General Partner shall not amend any of the provisions of Article VI, Article VII, Article IX, or Sections 2.7, 3.3, 4.1(C), 4.2, 5.2(b), 5.7, 8.3, 8.5(G), 11.4, 12.3, 13.2(B), 14.3, 16.13 or
16.15 or any of the defined terms used in any of the foregoing Articles or Sections for the purpose of such Articles or Sections.

                  For the purposes of interpreting Sections 16.15.B and 16.15.C, no issuance of additional Class A or Class B Units or of options, warrants, rights, or other securities convertible into or exchangeable for Class A or Class B Units and no creation or issuance of any additional class or series of securities, or of options, rights, warrants or other securities by the Partnership in accordance with the other provisions of this Agreement shall be deemed to adversely affect any Limited Partner or to require the consent of any Limited Partner, unless such consent is required by a provision of this Agreement other than this Section 16.15.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


By: /s/  Jonathan B. Weller
    ---------------------------
            Trustee

By: /s/  Sylvan M. Cohen
    ---------------------------
             Trustee


LIMITED PARTNERS:

/s/  Ronald Rubin
    ---------------------------
     Ronald Rubin


*/s/ George Rubin
    ---------------------------
    George Rubin


 /s/  Edward Glickman
    ---------------------------
     Edward Glickman


*/s/ Alan Feldman
    ---------------------------
     Alan Feldman


*/s/ Douglas Grayson
    ---------------------------
     Douglas Grayson


*/s/ Eric Mallory
    ---------------------------
     Eric Mallory


*/s/ James Paterno
    ---------------------------
     James Paterno


*/s/ Judith Garfinkel
    ---------------------------
     Judith Garfinkel


*/s/ David Bryant
    ---------------------------
     David Bryant


*/s/ Joseph Straus
    ---------------------------
     Joseph Straus

*/s/ Leonard Shore
    ---------------------------
     Leonard Shore


*/s/ Joseph Coradino
    ---------------------------
     Joseph Coradino


*/s/ Lewis Stone
    ---------------------------
     Lewis Stone


*/s/ Gerald Broker
    ---------------------------
     Gerald Broker


*/s/ Patricia Berns
    ---------------------------
     Patricia Berns


*/s/ Susan Valentine
    ---------------------------
     Susan Valentine

*By:/s/  Ronald Rubin
    ---------------------------
    Name:
    Attorney-in-Fact


DELAWARE ASSOCIATES, L.P.

By: /s/  Ronald Rubin
    ---------------------------
   Ronald Rubin, General Partner

RICHARD I. RUBIN CO., INC.

By: /s/  George Rubin
    ---------------------------
   George Rubin
   President


RR LOANCO ASSOCIATES

     By:  Richard I. Rubin & Co., Inc., its
          ---------------------------------------
              Managing Partner

     By:  /s/  George Rubin
          ---------------------------------------
            Name:
            Title:

RUBIN OXFORD, INC.

By:/s/  Ronald Rubin
   ---------------------------------------
   Name:
   Title:


RUBIN OXFORD VALLEY ASSOCIATES, L.P.

         By:  RUBIN OXFORD, INC., its General Partner


     By:/s/  Ronald Rubin
          ---------------------------------------
            Name:
            Title:


FLORENCE MALL PARTNERS, an Illinois
limited partnership

         By:  Samuel Zell Robert Lurie
                  General Partners, an Illinois
                  general partnership, its General
                  Partner

         By:  Zell General Partnership, Inc.,
                  its General Partner


         By:
          ---------------------------------------
            Name:  Shelly Z. Rosenberg
            Title:  Vice President